Exhibit 2.1

CONFORMED COPY

Dated 7 January 2005

MILLICOM INTERNATIONAL CELLULAR S.A.

and

THE BANK OF NEW YORK

TRUST DEED

constituting
U.S.$200,000,000 4.00 per cent. Convertible Bonds due 2010
convertible into
Ordinary Shares in the form of Ordinary Shares or Swedish Depositary Receipts of
Millicom International Cellular S.A.

Ref: KJT/EXM

This Trust Deed is made on 7 January 2005 between:

(1)                              MILLICOM INTERNATIONAL CELLULAR S.A. (the “Issuer”), registered in the Grand Duchy of Luxembourg with the Luxembourg trade and companies register under registration number B.40.630, whose registered office is at 75, route de Longwy, L-8080 Bertrange, Luxembourg; and

(2)                              THE BANK OF NEW YORK acting through its office at One Canada Square, London E14 5AL, United Kingdom (the “Trustee”, which expression shall, where the context so admits, include all persons for the time being the trustee or trustees of this Trust Deed).

Whereas:

(A)                           The Issuer has by a resolution of its Board of Directors passed on 28 November 2004 authorised the issue of U.S.$200,000,000 4.00 per cent. Convertible Bonds due 2010 (which includes U.S.$25,000,000 in aggregate principal amount issued pursuant to the Option described below) to be constituted by this Trust Deed.

(B)                             The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

Now this Deed witnesses and it is hereby agreed and declared as follows:

1                                      Interpretation

1.1                            Definitions

Expressions defined in the Conditions (as defined below), unless otherwise defined in the body of this Trust Deed, have the meaning given to them in the Conditions. In addition, the following expressions shall have the following meanings:

“Agents” means, in relation to the Bonds, the Paying, Transfer and Conversion Agents and the Registrar and, in relation to any Further Bonds, means any agent appointed in relation to them;

“Auditors” means the auditors for the time being of the Issuer or, if they are unable or unwilling to carry out any action requested of them under this Trust Deed or the Bonds, such other firm of accountants selected by the Issuer and approved in writing by the Trustee for the purpose;

“Bondholder” and (in relation to a Bond) “holder” means a person in whose name a Bond is registered in the register of Bondholders;

“Bonds” means the Original Bonds and/or as the context may require any Further Bonds, except that, in Schedules 1 and 2, “Bonds” means the Original Bonds;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Closing Date” means 7 January 2005;

“Conditions” means, in relation to the Original Bonds, the terms and conditions set out in Schedule 4 and, with respect to any Further Bonds, the terms and conditions set out in a schedule to the supplemental trust deed constituting such Further Bonds as any of the same may from time to time be modified in accordance with the provisions thereof and/or of this Trust Deed, and references in this Trust Deed to a particular numbered Condition shall, in relation to the Original Bonds, be construed accordingly and shall, in relation to any Further Bonds, be construed as a reference to the provision (if any) in the Conditions thereof which corresponds to the particular Condition of the Original Bonds;

“Depositary” means Fischer Partners Fondkommission AB as Swedish depositary under the Swedish Deposit Agreement, or the successor from time to time in such capacity;

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system;

“Event of Default” means any of the events described in Condition 10;

“Extraordinary Resolution” has the meaning set out in paragraph 21 of Schedule 3;

“Further Bonds” means any further bonds, notes or debentures issued in accordance with the provisions of Clause 5 and constituted by a deed supplemental to this Trust Deed;

“Global Bond” means the Original Global Bond and/or as the context may require any other global bond representing Further Bonds or any of them;

“Morgan Stanley” means Morgan Stanley & Co. International Limited;

“Officer” means any of the President, Chief Executive Officer and the Chief Financial Controller of the Issuer;

“Option” means the option granted by the Issuer to Morgan Stanley in the Subscription Agreement to require the issue of the Optional Bonds, which was exercised on 2 December 2004;

“Optional Bonds” means the U.S.$25,000,000 in aggregate principal amount of the Bonds issued pursuant to the exercise of the Option;

“Ordinary Shares” means fully paid shares of common stock of the capital of the Issuer currently with a par value of U.S.$1.50 each;

“Original Bonds” means the 4.00 per cent. Convertible Bonds due 2010 (which includes the Optional Bonds) constituted by this Trust Deed and for the time being outstanding (being on the date hereof U.S.$200,000,000 in principal amount) or, as the context may require, a specific number of them and includes any replacement Bonds issued pursuant to Condition 13 and (except for the purposes of Clauses 3.1, 3.2 and 3.3) the Original Global Bond;

“Original Bondholders” means the holders for the time being of Original Bonds;

“outstanding” means, in relation to the Bonds, all the Bonds issued other than (a) those which have been redeemed, (b) those in respect of which Conversion Rights have been exercised and the Issuer’s obligations in relation thereto have been duly performed, (c) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest accrued on such Bonds to the date for such redemption and any interest payable under Condition 5 after such date) have been duly paid to the relevant Bondholder or on its behalf or to the Trustee or to the Principal Paying, Transfer and Conversion Agent as provided in Clause 2 and remain available for payment against presentation and surrender of Bonds, (d) those which have become void or those in respect of which claims have become prescribed under Condition 12, (e) those mutilated or defaced Bonds which have been surrendered in exchange for replacement Bonds pursuant to Condition 13, (f) (for the purpose only of determining how many Bonds are outstanding and without prejudice to their status for any other purpose) those Bonds alleged to have been lost, stolen or destroyed and in respect of which replacement Bonds have been issued pursuant to Condition 13, (g) those which have been purchased and cancelled as provided in the Conditions, (h) the Global Bond to the extent that it shall have been exchanged for definitive registered Bonds pursuant to its provisions; provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Bondholders, (ii) the determination of how many Bonds are outstanding for the purposes of Conditions 7, 10, 14 and 15 and Schedule 3, (iii) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders and (iv) the certification (where relevant) by the Trustee as to whether a Potential Event of Default is in its opinion materially prejudicial to the Bondholders, those Bonds (if any) which are beneficially held by, or are held on behalf of the Issuer or any of its Subsidiaries and not yet cancelled shall be deemed not to remain outstanding;

“Paying, Transfer and Conversion Agency Agreement” means the Paying, Transfer and Conversion Agency Agreement dated 7 January 2005, as amended from time to time, between the Issuer, the Trustee, the Paying, Transfer and Conversion Agents and the Registrar whereby the initial Paying, Transfer and Conversion Agents and the Registrar were appointed in relation to the Original Bonds together with any agreement for the time being in force amending or modifying with the approval of the Trustee the aforesaid agreement;

“Paying, Transfer and Conversion Agents” means in relation to the Original Bonds the banks referred to as such in the Conditions (including the Principal Paying, Transfer and Conversion Agent in respect of the Original Bonds) and, in relation to any Further Bonds, the Paying, Transfer and Conversion Agent appointed in respect of such Further Bonds and in each case any Successor Paying, Transfer and Conversion Agent;

“Potential Event of Default” means an event or circumstance which could, with the giving of notice, lapse of time, issue of a certificate and/or the fulfilment of any other requirement provided for in Condition 10, become an Event of Default;

“Principal Paying, Transfer and Conversion Agent” means The Bank of New York, at its specified office, in its capacity as Principal Paying, Transfer and Conversion Agent (in respect of the Original Bonds) and, in relation to any Further Bonds, the Paying, Transfer and Conversion Agent appointed in respect of such Further Bonds and in each case any Successor Principal Paying, Transfer and Conversion Agent;

“Registrar” means in relation to the Original Bonds, The Bank of New York, at its specified office or any successor Registrar appointed under the Paying, Transfer and Conversion Agency Agreement and, in relation to any Further Bonds which are or may be in registered form, such institution as shall be appointed Registrar for such Further Bonds;

 “SDRs” means Swedish Depositary Receipts representing Ordinary Shares issued by the Depositary pursuant to the Swedish Deposit Agreement;

 “Securities Act” means the U.S. Securities Act of 1933, as amended;

“specified office” means, in relation to any Agent, either the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Clause 9.10 and Condition 17;

“Subscription Agreement” means the Agreement dated 1 December 2004 between the Issuer and Morgan Stanley relating to the issue and subscription of the Bonds;

“Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer as an Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 9.10 and Condition 17;

“Swedish Deposit Agreement” means the Swedish Deposit Agreement dated 5 March 2004 between the Issuer and the Depositary as the same may be amended, varied or supplemented, and as amended and restated from time to time;

“this Trust Deed” means this Trust Deed, and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed; and

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees.

1.2                            Construction of Certain References

References to:

1.2.1                   costs, charges, remuneration or expenses shall include any amount in respect of value added tax, turnover tax or similar tax charged in respect thereof;

1.2.2                   “U.S. dollars” and “U.S.$” are references to the lawful currency for the time being of the United States of America;

1.2.3                   any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England and Wales, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto and any other similar, analogous or corresponding event under the insolvency laws of any applicable jurisdiction;

1.2.4                   words denoting the singular number only shall include the plural number also and vice versa;

1.2.5                   words denoting one gender only shall include the other gender;

1.2.6                   words denoting persons only shall include firms and corporations and vice versa;

1.2.7                   any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.8                   a bank or an investment bank may include Morgan Stanley; and

1.2.9                   “approval not to be unreasonably withheld or delayed” or like references mean, in relation to the Trustee, that, in determining whether to give such approval, the Trustee shall have regard to the interests of the Bondholders only and any determination as to whether or not its approval is unreasonably withheld or delayed shall be made on that basis.

1.3                            Headings

Headings shall be ignored in construing this Trust Deed.

1.4                            Schedules

The Schedules as from time to time altered in accordance with this Trust Deed are part of this Trust Deed and shall have effect accordingly.

1.5                            Enforceability

If at any time any provision of this Trust Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Trust Deed nor the legality, invalidity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

2                                      Amount of the Bonds and Covenant to Pay

2.1                            Amount of the Bonds

The aggregate principal amount of the Bonds is limited to U.S.$200,000,000 (including the Optional Bonds).

2.2                            Covenant to Pay

The Issuer covenants with the Trustee that it will, on any date when the Original Bonds or any of them become due to be redeemed in accordance with this Trust Deed or the Conditions, unconditionally pay to or to the order of the Trustee in U.S. dollars in New York City in same day funds the principal amount of the Original Bonds becoming due for redemption on that date (together with interest, if any, in accordance with the Conditions) and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally pay to or to the order of the Trustee as aforesaid interest on the aggregate principal amount of the Original Bonds outstanding as set out in Condition 5 provided that (1) every payment of any sum due in respect of the Original Bonds made to or to the account of the Principal Paying, Transfer and Conversion Agent as provided in the Paying, Transfer and Conversion Agency Agreement shall, to such extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Original Bondholders and (2) in the event that (following, if so required, due presentation of an Original Bond) upon redemption, payment of the principal amount is improperly withheld or refused such Original Bond will continue to bear interest as aforesaid until the day after the Original Bondholders have been or are deemed to have been notified of receipt by the Trustee or the Principal Paying, Transfer and Conversion Agent of all sums due in respect of the Bonds up to that day (except to the extent that there is a failure in the subsequent payment to the relevant holders under the Conditions). The Trustee will hold the benefit of this covenant on trust for the Original Bondholders.

2.3                            Discharge

Subject to Clause 2.4, any payment to be made in respect of the Original Bonds by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to such extent be a good discharge to the Issuer or the Trustee, as the case may be.

2.4                            Payment after Default

2.4.1                   At any time after a Potential Event of Default or an Event of Default has occurred, the Trustee may:

(i)                                  by notice in writing to the Issuer and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by any applicable law:

(a)                        to act thereafter as Agents of the Trustee under this Trust Deed and the Bonds on the terms of the Paying, Transfer and Conversion Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other out-of-pocket expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed) and thereafter to hold all Bonds and/or Ordinary Shares in the form of Ordinary Shares and/or SDRs if any and all moneys, documents and records held by them in respect of Bonds and/or Ordinary Shares in the form of Ordinary Shares and/or SDRs if any to the order of the Trustee; or

(b)                       to deliver all Bonds, all moneys, documents and records held by them in respect of the Bonds and, if the Trustee so directs in such notice or subsequently so directs, any Ordinary Shares in the form of Ordinary Shares and/or SDRs held by them, to the Trustee or as the Trustee directs provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and

(ii)                               by notice in writing to the Issuer require it to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to or to the account of the Principal Paying, Transfer and Conversion Agent. With effect from the issue of any such notice to the Issuer and until such time as the notice is withdrawn, proviso (1) to Clause 2.2 shall not apply.

3                                      Form of Bonds

3.1                            The Global Bond

On issue of the Original Bonds, the Original Global Bond will be issued representing the aggregate principal amount of the Original Bonds and the Issuer shall procure that the appropriate entries be made in the register of Bondholders by the Registrar to reflect the issue of such Original Bonds. The Original Global Bond will be issued in the name of a common depositary for Euroclear and Clearstream, Luxembourg or its nominee. The issue of the Global Bond in names other than those of the common depositary or its nominee is restricted as provided in the Global Bond. The Original Bonds represented by the Global Bond shall be subject to their terms in all respects and entitled to the same benefits under this Trust Deed as individual Original Bonds.

3.2                            Definitive Bonds

Definitive Original Bonds in registered form in authorised denominations, if issued, will be delivered upon exchange of the Global Bond as provided therein. Such Original Bonds may be printed or typed and need not be security printed unless otherwise required by applicable stock exchange requirements.

3.3                            Form

Definitive Original Bonds and the Global Bond will be in or substantially in the respective forms set out in Schedules 1 and 2. The definitive Original Bonds will be endorsed with the Conditions.

3.4                            Signature

The Global Bond will be signed manually or in facsimile by one or more authorised directors or officers of the Issuer duly authorised for the purpose or manually by any duly authorised attorney of the Issuer and in any case will be authenticated manually by or on behalf of the Registrar. The definitive Original Bonds (if issued) will be signed manually or in facsimile by one or more authorised directors or duly authorised officers of the Issuer and in any case will be authenticated manually by or on behalf of the Registrar. The Issuer may use the facsimile signature of any person who at the date of this Trust Deed is an authorised director or a duly authorised Officer of the Issuer even if at the time of issue of any Original Bond (including the Global Bond) he no longer holds such office. Original Bonds (including the Global Bond) so executed and authenticated will be binding and valid obligations of the Issuer.

4                                      Tax

4.1                            Stamp Duties and Taxes

The Issuer will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in the United Kingdom, Belgium and Luxembourg in respect of the creation, issue and offering of the Bonds, and the execution or delivery of this Trust Deed. The Issuer will also indemnify the Trustee and the Bondholders from and against all stamp, issue, registration, documentary or other taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, (where entitled under Condition 15 to do so) the Bondholders to enforce the obligations of the Issuer under this Trust Deed, the Paying, Transfer and Conversion Agency Agreement or the Bonds.

4.2                            Change of Taxing Jurisdiction

If the Issuer becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to Luxembourg or any such authority of or in such territory then the Issuer will (unless the Trustee otherwise agrees) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with substitution for, or (as the case may require) in addition to, the references in that Condition to Luxembourg or of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject. In such event this Trust Deed and the Bonds will be read accordingly.

5                                      Further Issues

5.1                            Liberty to Create

The Issuer may from time to time without the consent of the Bondholders create and issue Further Bonds having the same terms and conditions in all respects as the Original Bonds (or in all respects except for the first payment of interest on them) and so that such Further

Bonds shall be consolidated and form a single series with the Original Bonds or any Further Bonds.

5.2                            Means of Constitution

Any Further Bonds created and issued pursuant to the provisions of Clause 5.1 above forming a single series with the Original Bonds or Further Bonds of any series constituted by deed supplemental to this Trust Deed, and any other Bonds of any series created and issued pursuant to the provisions of Clause 5.1 above may, with the consent of the Trustee, be so constituted. The Issuer shall prior to the issue of any Further Bonds to be so constituted execute and deliver to the Trustee a deed supplemental to this Trust Deed (if applicable duly stamped) and containing a covenant by the Issuer in the form mutatis mutandis of Clause 2 of this Trust Deed in relation to the principal amount and interest in respect of such Further Bonds and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

5.3                            Noting of Supplemental Deeds

A memorandum of every such supplemental deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer on the duplicate(s) of this Trust Deed.

5.4                            Notice of Further Issues

Whenever it is proposed to create and issue any Further Bonds, the Issuer shall give to the Trustee not less than ten days’ notice in writing of its intention to do so, stating the amount of Further Bonds proposed to be created or issued.

5.5                            Separate Series

Any Further Bonds not forming a single series with the Original Bonds or Further Bonds of any series shall form a separate series and accordingly, the provisions of Clause 5.2, Clauses 7 and 9 to 19 (inclusive) and Schedule 3 shall apply mutatis mutandis separately and independently to the Bonds of each series and in such Clauses and Schedule the expressions “Bonds” and “Bondholders” shall be construed accordingly.

6                                      Application of Moneys received by the Trustee

6.1                            Declaration of Trust

All moneys received by the Trustee in respect of the Original Bonds or amounts payable under this Trust Deed will, regardless of any appropriation of all or part of them by the Issuer be held by the Trustee (subject to the provisions of Clause 6.2) upon trust to apply them:

6.1.1                   first, in payment of all costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration payable to the Trustee) in carrying out its functions under this Trust Deed;

6.1.2                   secondly, in payment of any amounts owing in respect of the Bonds pari passu and rateably; and

6.1.3                   thirdly, in payment of the balance (if any) to the Issuer for itself.

Without prejudice to this Clause 6.1, if the Trustee holds any moneys which represent principal or interest or other sums in respect of Bonds which have become void or in respect of which claims have become prescribed under Condition 12, the Trustee will hold such moneys upon the trusts set out in Clause 6.1.1 and 6.1.3.

6.2                            Accumulation

If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 6.1 is less than 10 per cent. of the principal amount of the Bonds then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under the control of the Trustee and available for such payment, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 6.1.

6.3                            Investment

Any moneys held by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or placed on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or an associated company of the Trustee it shall not be liable to account for interest at a rate greater than that payable by it to an independent customer on a deposit of the type made. The Trustee may at any time vary or transpose any such investments for or into other such investments or convert any moneys so deposited into any other currency, and will not be responsible for any loss occasioned thereby, whether by depreciation in value, fluctuation in exchange rates or otherwise.

7                                      Covenant to Comply with Provisions

The Issuer hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed which are expressed to be binding on it. The Conditions shall be binding on the Issuer and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 3 shall have effect in the same manner as if herein set forth.

8                                      Conversion

8.1                            Conversion Right

The holder of each Original Bond will have the right (the “Conversion Right”) to convert each U.S.$10,000 principal amount thereof into fully paid Ordinary Shares and/or at the option of the relevant Bondholder SDRs representing fully paid Ordinary Shares, at any time (subject to any applicable fiscal or other laws or regulations and as provided in the Conditions) during the Conversion Period.

8.2                            Adjustment to the Conversion Price

The Issuer hereby undertakes to and covenants with the Trustee that, so long as any of the Bonds remains outstanding, it will whenever the Conversion Price falls to be adjusted pursuant to the Conditions:

8.2.1                   as soon as practicable deliver to the Trustee a certificate signed by two directors or duly authorised Officers of the Issuer (which the Trustee shall be entitled to accept without further enquiry as sufficient evidence of the correctness of the matters therein referred to) setting forth brief particulars of the event giving rise to the adjustment, the adjusted Conversion Price, the date on which the adjustment takes effect and such other particulars and information as the Trustee may reasonably require; and

8.2.2                   give notice to the Bondholders in accordance with Condition 17 of the adjustment to the Conversion Price promptly after the determination thereof and advising them of the date on which the relevant adjustment is likely to become effective.

9                                      Covenants

So long as any Bond is outstanding, the Issuer will:

9.1                            Books of Account

keep, and procure that each Significant Restricted Group Member keeps, proper books of account and, at any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee reasonably believes that any such event has occurred, so far as permitted by applicable law, allow, and procure that each Significant Restricted Group Member will allow, the Trustee and anyone appointed by it to whom the Issuer and each Significant Restricted Group Member has no reasonable objection, access to the books of account of the Issuer and each Significant Restricted Group Member, at all times during normal business hours;

9.2                            Notice of Events of Default; Change of Control

immediately (and in respect of a Change of Control or a Change of Control Triggering Event, within 14 calendar days of the first day on which it becomes aware of such occurrence) notify the Trustee in writing upon becoming aware of the occurrence of any Event of Default, Potential Event of Default, Change of Control or Change of Control Triggering Event or breach of any undertaking under Condition 11 or of any proposed redemption pursuant to Condition 7(b) or 7(c);

9.3                            Information

so far as permitted by applicable law, give to the Trustee such information as it reasonably requires for the performance and discharge of its functions;

9.4                            Financial Statements etc.

send to the Trustee at the time of their issue in the case of annual financial statements and in any event within 180 days of the end of each financial year three copies in English of every balance sheet, profit and loss account, and within 30 days of issue any report or other notice, statement or circular issued, or that legally or contractually should be issued, to the shareholders or creditors (or any class of them) of the Issuer generally in their capacity as such;

9.5                            Certificate of Directors/Duly Authorised Officers

send to the Trustee, within 30 days after its annual audited consolidated balance sheet and profit and loss account being made available to its shareholders, and also within 14 days after any request by the Trustee a certificate of the Issuer signed by any two of its directors or duly authorised Officers on behalf of the Issuer to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer as at a date (the “Certification Date”) being not more than five days before the date of the certificate, no Event of Default or Potential Event of Default or other breach of this Trust Deed had occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it;

9.6                            Notices to Bondholders

send to the Trustee not less than seven days before the date of publication, for the Trustee’s approval (such approval not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (“FSMA”) of any such notice which is a communication within the meaning of Section 21 of the FSMA), a copy of the form of each notice to the Bondholders to be published in accordance with Condition 17 and upon publication two copies of each notice so published;

9.7                            Further Acts

so far as permitted by applicable law, do all such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed;

9.8                            Notice of Late Payment

forthwith upon request by the Trustee give notice to the Bondholders of any unconditional payment to the Principal Paying, Transfer and Conversion Agent or the Trustee of any sum due in respect of the Bonds made after the due date for such payment;

9.9                            Listing

use all reasonable endeavours to maintain the listing of the Bonds on the Luxembourg Stock Exchange. If, however, it is unable to do so, having used such endeavours, or if the Trustee agrees that the maintenance of such listing is unduly onerous, and the Trustee is satisfied that the interests of the Bondholders would not be thereby materially prejudiced the Issuer will instead use all reasonable endeavours promptly to obtain and maintain a listing of the Bonds and/or admission to trading of the Bonds, on such other stock exchange as it may (with the written approval of the Trustee, such approval not to be unreasonably withheld or delayed) decide;

9.10                     Change in Agents

give not less than 14 days’ prior notice to the Bondholders of any future appointment or any resignation or removal of any Agent or of any change by any Agent of its specified office and not make any such appointment or removal without the written approval of the Trustee;

9.11                     Bonds held by the Issuer and its Subsidiaries

send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer signed by any two of its directors or duly authorised Officers on behalf of the Issuer setting out the total number of Bonds which, at the date of such certificate, were held by or on behalf of the Issuer or any of its Subsidiaries and which have not been cancelled;

9.12                     Register

deliver or procure the delivery to the Trustee of an up-to-date copy of the Register in respect of the Bonds, certified as being a true, accurate and complete copy, at such times as the Trustee may require;

9.13                     Significant Restricted Group Members, Restricted Subsidiaries and Restricted Affiliates

give to the Trustee at the same time as sending the certificate as referred to in Clause 9.5 or within 14 days of a request by the Trustee, a certificate of the Issuer signed by any two of its directors or duly authorised Officers on behalf of the Issuer listing those Subsidiaries of the Issuer which as at the last day of the last financial year of the Issuer or as at the date specified in such request were Significant Restricted Group Members, Restricted Subsidiaries or Restricted Affiliates;

9.14                     Designation of Excluded Subsidiaries, Restricted Affiliates and Securitisation Entities

upon designation of (i) a Subsidiary as an Unrestricted Subsidiary, (ii) a Minority Owned Affiliate as a Restricted Affiliate, or (iii) a Subsidiary as a Securitisation Entity, promptly deliver to the Trustee an Officer’s Certificate certifying that such designation complied with the Conditions and including a certified copy of the Board Resolution approving such designation.

9.15                     Redemption for Taxation Reasons

prior to the giving of any Tax Redemption Notice pursuant to Condition 7(c):

9.15.1            in accordance with the obligation referred to in Condition 7(c)(1), satisfy the Trustee that immediately prior to the giving of such Tax Redemption Notice that it has or will become obliged to pay Additional Amounts as defined in Condition 9 as a result of a change in, or amendment to, the laws or regulations of Luxembourg or any political sub-division or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 1 December 2004; and

9.15.2            deliver to the Trustee a certificate signed by two directors or duly authorised Officers of the Issuer stating that the obligation to pay Additional Amounts referred to in Condition 7(c)(1) cannot be avoided by the Issuer taking reasonable measures available to it and the Trustee shall, without enquiring and without any liability therefore, be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in Condition 7(c)(2) in which event it shall be conclusive and binding on the Bondholders.

10                               Remuneration and Indemnification of the Trustee

10.1                     Normal Remuneration

So long as any Bond is outstanding, the Issuer will pay to the Trustee by way of remuneration for its services as Trustee such sum on such dates as may from time to time be agreed between them. Such remuneration will accrue from day to day from the date of this Trust Deed. However, if any payment to a Bondholder of the moneys due in respect of any Bond is improperly withheld or refused, such remuneration will continue to accrue as from the date of such withholding or refusal until payment to such Bondholder is duly made.

10.2                     Extra Remuneration

At any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee finds it expedient in the interests of Bondholders or necessary, or is requested by the Issuer, to undertake duties which the Trustee considers to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuer will pay such additional remuneration as may be agreed between them or, failing agreement as to any of the matters in this Clause (or as to such sums referred to in Clause 10.1), as determined by an independent investment bank or securities firm of international repute in London (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales, the expenses involved in such selection and approval and the fee of such independent investment bank being borne by the Issuer. The determination of such independent investment bank will, in the absence of manifest error, be conclusive and binding on the Issuer, the Trustee and the Bondholders.

10.3                     Expenses

The Issuer will also on written demand by the Trustee pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in relation to the preparation and execution of this Trust Deed and the carrying out of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any capital, stamp, registration, documentary or other taxes or duties properly paid by the Trustee in connection with any legal proceedings brought or contemplated by the Trustee against the Issuer for enforcing any obligation under this Trust Deed, the Paying, Transfer and Conversion Agency Agreement, or the Bonds. Such costs, charges, liabilities and expenses will:

10.3.1            in the case of payments made by the Trustee prior to such demand (if not paid within three days of such demand) carry interest from the date on which the demand is made at the rate of two per cent. per annum over the base rate of The Bank of New York on the date on which such payments were made by the Trustee and

10.3.2            in all other cases will carry interest at such rate from 30 days after the date on which the demand is made or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

10.4                     Indemnity

The Issuer will on demand by the Trustee indemnify it in respect of Amounts or Claims paid or incurred by it in acting as trustee under this Trust Deed including (1) any Agent/Delegate Liabilities and (2) in respect of disputing or defending any Amounts or Claims made against the Trustee or any Agent/Delegate Liabilities. “Amounts or Claims” are losses, liabilities, costs, claims, actions, demands or expenses and “Agent/Delegate Liabilities” are Amounts or Claims which the Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed. The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 10.4.

10.5                     Provisions Continuing

The provisions of Clauses 10.3 and 10.4 shall survive the satisfaction and discharge of the terms of this Trust Deed and will continue in full force and effect in relation to the Trustee even if it may have ceased to be Trustee.

11                               Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000

By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 it is expressly declared as follows:

11.1                     Advice

The Trustee may act on the opinion or advice of, or information obtained from, any expert or a certificate or report or confirmation of the Auditors or of any accountants, financial advisers, investment bank, lawyer or expert in each case whether or not addressed to the Trustee and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise, and will not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice, certificate, report or information may be sent or obtained by letter or facsimile transmission and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice, certificate, report or information purporting to be conveyed by such means even if it contains some error or is not authentic. The Trustee shall be entitled to rely on any such report, confirmation or certificate where the Issuer procures delivery of the same pursuant to its obligation to do so under a condition hereof and such report, confirmation or certificate shall be conclusive and binding on the Issuer in the absence of manifest or proven error.

11.2                     Trustee to Assume Due Performance

The Trustee need not notify anyone of the execution of this Trust Deed or take any steps to ascertain whether any Event of Default, Potential Event of Default, Change of Control or Change of Control Triggering Event has occurred or any event which could lead to a Change of Control or Change of Control Triggering Event has occurred or may occur and, until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer is performing all its obligations under this Trust Deed and the Bonds.

11.3                     Resolutions of Bondholders

The Trustee will not be responsible for having acted in good faith upon a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed even though it may later be found that there was a defect in the constitution of such meeting or the passing of such resolution or that such resolution was not valid or binding upon the Bondholders.

11.4                     Certificate Signed by Directors

The Trustee may call for and may accept as sufficient evidence of any fact or matter or of the expediency of any act a certificate of the Issuer signed by any two directors or duly authorised Officers of the Issuer on behalf of the Issuer to any fact or matter upon which the Trustee may, in the exercise of any of its functions, require to be satisfied or to have information to the effect that, in the opinion of the person or persons so certifying, any particular act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss that may be occasioned by acting on any such certificate.

11.5                     Deposit of Documents

The Trustee may deposit this Trust Deed and any other documents in any part of the world with any banker or banking company believed by it to be of good repute or entity whose business includes undertaking the safe custody of documents or with any lawyer or firm of lawyers believed by it to be of good repute and may pay all sums to be paid on account of or in respect of any such deposit provided that, unless in the opinion of the Trustee it is required in connection with the enforcement of any obligation of the Issuer under this Trust Deed, the Paying, Transfer and Conversion Agency Agreement or the Bonds or otherwise in connection with the performance of the duties of the Trustee hereunder or thereunder or unless it comprises the holding or placing of such documents in the United Kingdom, the Trustee may not take any such action if a liability to stamp duty or other duties or taxes would thereby arise.

11.6                     Custodians/Nominees

The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted by this Trust Deed as the Trustee may determine, including for the purposes of depositing with a custodian this Trust Deed or any document relating to the trusts constituted by this Trust Deed; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer.

11.7                     Discretion of Trustee

Save as expressly provided in this Trust Deed, the Trustee will have absolute and uncontrolled discretion as to the exercise of its functions hereby vested in the Trustee and will not be responsible for the exercise or non-exercise thereof nor for any loss, liability, cost, claim, action, demand, expenses or inconvenience which may result from their exercise or non-exercise, but, whenever the Trustee is under the provisions of this Trust Deed or the Bonds bound to act at the request or direction of the Bondholders, the Trustee shall nevertheless not be so bound unless first indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

11.8                     Agents

Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

11.9                     Delegation

Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person and on any terms (including power to sub-delegate) all or any of its functions provided that the Trustee may not delegate the right to determine whether an Event of Default or Potential Event of Default has occurred unless prior to such delegation the Trustee provides to the Issuer confirmation in writing that the Trustee has been advised by its legal advisers that it should delegate that right (with or without any other rights, trusts, powers, authorities and discretions) to another person or fluctuating body of persons because of a conflict of interest or possible conflict of interest and/or other similar circumstances which the Trustee might face, or be subjected to, as the trustee of this Trust Deed if it were not to delegate that right. It shall notify the Issuer of its appointment of any such delegate within a reasonable time.

11.10              Forged Bonds

The Trustee will not be liable to the Issuer or any Bondholder by reason of having accepted as valid or not having rejected any Bond purporting to be such and later found to be forged or not authentic.

11.11              Confidentiality

Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Bondholder any confidential financial or other information made available to the Trustee by the Issuer and no Bondholder shall be entitled to take any action to obtain from the Trustee any such information.

11.12              Determinations Conclusive

The Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive in the absence of manifest error and shall bind the Issuer, the Trustee and the Bondholders.

11.13              Currency Conversion

Where it is necessary or desirable for any purpose in connection with the terms of this Trust Deed or the Conditions to convert any sum from one currency to another, it will (unless otherwise provided herein or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be properly specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer and the Bondholders.

11.14              Events of Default

The Trustee may determine whether or not an Event of Default or a Potential Event of Default is in its opinion capable of remedy and/or whether or not any event is in its opinion materially prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding upon the Issuer and the Bondholders.

11.15              Payment for and Delivery of Bonds

The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds or the delivery of the definitive registered Bonds to the persons entitled to them.

11.16              Bonds held by the Issuer

In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer under Clause 9.11) that no Bonds are for the time being held by or on behalf of the Issuer or any of its Subsidiaries.

11.17              Interests of Bondholders

In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed or any proposed substitution in accordance with Clause 15.2 or any determination made pursuant to Clause 15.2), the Trustee shall have regard to the interests of the Bondholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of such exercise for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim from the Issuer or the Trustee, any indemnification or payment of any tax arising in consequence of any such exercise upon individual Bondholders.

11.18              No Responsibility for Conversion Rights

The Trustee shall not at any time be under any duty or responsibility to any Bondholder to determine whether any facts exist which may require any adjustment of the Conversion Price or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or in this Trust Deed provided to be employed, in making the same. The Trustee shall not at any time be under any duty or responsibility in respect of the validity or value (or the kind or amount) of Ordinary Shares in the form of Ordinary Shares and/or SDRs or of any other securities, property or cash, which may at any time be made available or delivered upon the conversion of any Bond; and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Issuer to make available or deliver any Ordinary Shares in the form of Ordinary Shares and/or SDRs or share certificates or other securities or property or make any payment upon the exercise of the Conversion Right in respect of any Bond or of the Issuer to comply with any of the covenants contained in this Trust Deed.

11.19              Enforcement of Rights

The Trustee need not take any such action or proceedings as referred to in Condition 15 unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Bondholders holding at least one quarter in principal amount of the Bonds then outstanding and (b) it shall have been indemnified to its satisfaction.

11.20              Breach of Undertakings

The Trustee assumes no responsibility for ascertaining whether or not (i) a breach of any of the undertakings in Condition 11 shall have occurred or (ii) any such breach shall have been rectified or (iii) any adjustment falls to be made to the Conversion Price as a result thereof. Unless and until the Trustee has actual knowledge of any of the above events it shall be entitled to assume that no such event has occurred. The Trustee shall not be liable for any loss arising from any determination or calculation made pursuant to the Conditions or from any failure or delay in making any such determination or calculation.

11.21              Responsibility for Agents etc.

If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this clause (an “Appointee”), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or misconduct or default of any substitute appointed by the Appointee.

11.22              Incurrence of Financial Liability

Nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any power, rights, authority or discretion hereunder if it has grounds for believing the repayment of the funds or adequate indemnity against such risk or liability is not assured to it.

11.23              Independent Investment Bank

The Trustee has no responsibility for the accuracy or otherwise of any determination made by an independent investment bank pursuant to the Conditions.

11.24              Reliance on Certification of Clearing System

The Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer or any Bondholder by reason only of either having accepted as valid or not having rejected any certificate or other document issued by any clearing system as to the nominal amount of the Bonds beneficially owned by any person or any other matter (and any such certificate or other document so accepted by the Trustee shall, in the absence of manifest error, be conclusive and binding for all purposes) and any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system in accordance with its usual procedures and in which the holder of a particular nominal amount of the Bonds is clearly identified together with the amount of such holding.

11.25              Legal Opinions

The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Bonds or for failing to check or comment upon the content of any such legal opinion.

11.26              Trustee not Responsible

The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto, any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto. In addition the Trustee shall not be responsible for the effect of the exercise in accordance with the terms of this Trust Deed of any of its powers, duties and discretions hereunder.

11.27              Right to Deduct or Withhold

Notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed.

11.28              Lists of and Certificates relating to Significant Restricted Group Members, Restricted Subsidiaries and Restricted Affiliates

A list or certificate of the Issuer provided to the Trustee under Clause 9.13 in relation to any Significant Restricted Group Member, Restricted Subsidiary or Restricted Affiliate shall be conclusive and binding on the Trustee and the Bondholders, and the Trustee shall be entitled to rely on such list and/or certificate absolutely without further investigation.

11.29              Expert Reports

Any certificate or report of the Auditors of the Issuer or any other expert or other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of these presents may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee and/or the Auditors or any other expert or person in connection therewith contains a monetary limit or other limit on the liability of the Auditors or such other expert or other person in respect thereof.

11.30              Responsibility for Statements etc.

The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, or any other agreement or document relating to the transactions contemplated in this Trust Deed or under such other agreement or document.

11.31              Not bound to act

The Trustee shall not be bound to take any action in connection with this Trust Deed or any obligations arising hereunder, including without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that the Issuer will be able to indemnify it against all liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify it and on such demand being made the Issuer shall be obliged to make payment of all such sums in full.

12                               Trustee liable for negligence

Section 1 of the Trustee Act 2000 shall not apply to any action of the Trustee provided that nothing in this Trust Deed shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Trust Deed relieve or indemnify it from or against any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it or its officers and employees may be guilty in relation to its duties under this Trust Deed.

Where there are any inconsistencies between the Trustee Act 1925, the Trustee Act 2000 and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

13                               Waiver and Proof of Default

13.1                     Waiver

The Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms and conditions as seem expedient to it, any breach, continuing breach or proposed breach by the Issuer of any of the provisions of this Trust Deed, the Conditions or the Bonds or determine that any Event of Default or Potential Event of Default will not be treated as such provided that the Trustee will not do so in contravention of any express direction given by an Extraordinary Resolution but so that no such direction will affect any previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and, if the Trustee so requires, will be notified to the Bondholders as soon as practicable.

13.2                     Proof of Default

If it is proved that as regards any specified Bond the Issuer has made default in paying any sum due to the relevant Bondholder such proof will (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Bonds which are then payable.

14                               Trustee not precluded from entering into Contracts

Neither the Trustee nor any director or officer of a corporation acting as a Trustee, whether acting for itself or in any other capacity, will be precluded from becoming the owner of, or acquiring any interest in, or holding, or disposing of, any Bonds or any Ordinary Shares in the form of Ordinary Shares and/or SDRs or other securities of the Issuer or any of its Subsidiaries, or holding or associated companies with the same rights as it would have had if the Trustee were not the Trustee or from entering into or being interested in any contracts or transactions with the Issuer or any of its Subsidiaries, or holding or associated companies or from acting on, or as depositary or agent for, any committee or body of holders of any securities of the Issuer or any of its Subsidiaries, or holding or associated companies and will not be liable to account for any profit resulting therefrom.

15                               Modification and Substitution

15.1                     Modification

The Trustee may agree with the Issuer in making, without the consent of the Bondholders, to (i) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Paying, Transfer and Conversion Agency Agreement, any agreement supplemental to the Paying, Transfer and Conversion Agency Agreement, the Bonds or the Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest error or any mistake or error which is proved to the Trustee’s satisfaction to be such or to comply with mandatory provisions of law, and (ii) any other modification to the Trust Deed, any trust deed supplemental to the Trust Deed, the Paying, Transfer and Conversion Agency Agreement, any agreement supplemental to the Paying, Transfer and Conversion Agency Agreement, the Bonds or the Conditions, and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Paying, Transfer and Conversion Agency Agreement, any agreement supplemental to the Paying, Transfer and Conversion Agency Agreement, the Bonds or the Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. Such power does not extend to any such modification as is mentioned in the proviso to paragraph 19 of Schedule 3. Any such modification, authorisation or waiver shall be binding on the Bondholders and, if the Trustee so requires, such modification shall be notified to the Bondholders promptly in accordance with Condition 17.

15.2                     Substitution

15.2.1            The Trustee may, without the consent of the Bondholders, agree with the Issuer to the substitution in place of the Issuer (or any previous substitute under this paragraph) as the principal debtor under the Bonds and the Trust Deed of any Subsidiary of the Issuer or (in the case of a Newco Scheme) of Newco (the “Substituted Obligor”), provided that:

(i)                                  a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed and the Bonds (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer;

(ii)                               if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally, the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 9 with the substitution for the references in that Condition to Luxembourg of references to that other territory whose taxing jurisdiction the Substituted Obligor is so subject, whereupon this Trust Deed and the Bonds will be read accordingly;

(iii)                            (other than in the case of a Newco Scheme) an unconditional and irrevocable guarantee is given by the Issuer to the Trustee of the payment of all moneys payable by the Substituted Obligor as such principal debtor to the Trustee’s satisfaction;

(iv)                           if any two directors or duly authorised Officers of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Issuer or any other Person;

(v)                              the Luxembourg Stock Exchange shall have certified to the Issuer that, after giving effect to such substitution, the Bonds shall continue to be listed on the Luxembourg Stock Exchange;

(vi)                           the Bonds continue to be convertible (in whole or in part) into either (a) Ordinary Shares in the form of Ordinary Shares and/or SDRs as provided in the Conditions with such amendments as the Trustee shall consider appropriate; or (b) where the Substituted Obligor is a Newco, ordinary shares and/or depositary receipts in such Newco with such amendments as are necessary, in the opinion of the Trustee to ensure that the Bonds may be converted into or exchanged for ordinary shares and/or depositary receipts in Newco in accordance with and subject to the Conditions;

(vii)                        the Issuer and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Bondholders; and

(viii)                     the Trustee may in the event of such substitution agree without the consent of the Bondholders to a change of law governing this Trust Deed and/or the Bonds and/or the Paying, Transfer and Conversion Agency Agreement provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders.

15.2.2            Release of Issuer and Substitute Obligor: Any such agreement by the Trustee pursuant to this Clause 15.2 will, if so expressed, operate to release the Issuer (or any such previous substitute) from any or all of its obligations under this Trust Deed and the Bonds. Not later than 14 days after the execution of any such documents and after compliance with such requirements, notice of the substitution will be given to the Bondholders.

15.2.3            Completion of Substitution: Upon the execution of such documents and compliance with the requirements in this Clause 15.2, the Substituted Obligor will be deemed to be named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer (or of any previous substitute under Clause 15.2) and this Trust Deed and the Bonds will be deemed to be modified in such manner as shall be necessary to give effect to the substitution. Any such substitution shall be binding on the Bondholders and shall be notified promptly by the Substituted Obligor to the Bondholders in accordance with Condition 17.

15.2.4            For the purposes of Luxembourg laws and this Clause 15.2, it is deemed that by subscribing to, acquiring or otherwise purchasing the Bonds, the Bondholders are expressly deemed to have consented to the substitution of the Issuer by the Substituted Obligor and to the release of the Issuer from any and all obligations in respect of the Bonds and relevant agreements and are expressly deemed to have accepted such substitution and the consequences thereof.

16                               Appointment, Retirement and Removal of the Trustee

16.1                     Appointment

The Issuer will have the power of appointing new trustees but no person will be so appointed unless previously approved by an Extraordinary Resolution of Bondholders. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders as soon as practicable.

16.2                     Retirement and Removal

Any Trustee may retire at any time on giving not less than three months’ prior notice in writing to the Issuer without giving any reason and without being responsible for any costs occasioned by such retirement and the Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of any sole trustee or sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trustee or sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal under this Clause, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee, but if the Issuer has failed to do so within three months of such notice being given or since the date of such Extraordinary Resolution, the Trustee may exercise the power of appointing a successor trustee.

16.3                     Co-Trustees

The Trustee may, despite Clause 16.1, by notice in writing to the Issuer appoint anyone to act as an additional Trustee jointly with the Trustee:

16.3.1            if the Trustee considers such appointment to be in the interests of the Bondholders;

16.3.2            for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

16.3.3            for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against the Issuer of either a judgment already obtained or any of the provisions of this Trust Deed.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by notice in writing to the Issuer and such person remove any person so appointed. At the request of the Trustee and the

Issuer will do all things as may be required to perfect such appointment or removal and each of them irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so.

16.4                     Competence of a Majority of Trustees

If there are more than two Trustees the majority of such Trustees will (provided such majority includes a trust corporation) be competent to carry out all or any of the Trustee’s functions.

17                               Currency Indemnity

17.1                     Currency of Account and Payment

U.S. dollars or, in relation to Clause 10, Euro (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed and the Bonds, including damages.

17.2                     Extent of discharge

An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise), by the Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

17.3                     Indemnity

If the Contractual Currency amount discharged in accordance with Clause 17.2 is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Bonds, the Issuer will indemnify it against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

17.4                     Indemnity separate

The indemnities in this Clause 17 and in Clauses 10.3 and 10.4 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed and/or the Bonds or any other judgment or order.

18                               Communications

Any communication shall be by letter delivered personally or facsimile transmission in the English language:

in the case of the Issuer, to it at:

75, route de Longwy
L-8080 Bertrange
Luxembourg

Fax no.:	+352 27 759359
Attention:	Chief Financial Officer

and in the case of the Trustee, to it at:

The Bank of New York, One Canada Square London E14 5AL United Kingdom

Fax no.:	+44 20 7964 6399
Attention:	Corporate Trust Department

Any such communication will take effect, in the case of delivery, at the time of delivery or, in the case of facsimile transmission, at the time of despatch.

19                               Purchase or Redemption by the Issuer of its own Shares

The Issuer may exercise such rights as it may from time to time enjoy to purchase or redeem its own shares (including Ordinary Shares in the form of Ordinary Shares and/or SDRs) without the consent of the Bondholders.

20                               Governing Law and Jurisdiction

20.1                     Governing Law

This Trust Deed shall be governed by and construed in accordance with English law.

20.2                     Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed and the Bonds and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Bonds (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of each of the Trustee and the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

20.3                     Service of Process

The Issuer irrevocably appoints Metro International UK Limited at 3rd Floor, Interpark House, 7 Down Street, London W1J 7AJ to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer). If for any reason such process agent ceases to be able to act as such or no longer has an address in England, the Issuer irrevocably agrees to appoint a substitute process agent acceptable to the Trustee and shall immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

21                               Counterparts

This Trust Deed and any Trust Deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any part to this Trust Deed or any Trust Deed supplemental hereto may enter into the same by executing and delivering a counterpart.

22                               Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed save as expressly provided herein. The parties to this Trust Deed shall have the right to amend, vary or rescind any provision of this Trust Deed without the consent of any such third party.

In witness whereof this Trust Deed has been executed as a deed on the date stated at the beginning.

Schedule 1
Form of Definitive Original Bonds

On the front:

COMMON CODE: 020761989

ISIN: XS0207619890

MILLICOM INTERNATIONAL CELLULAR S.A.

société anonyme
75, route de Longwy
L-8080 Bertrange
R.C.S. Luxembourg B.40.630

U.S.$200,000,000 4.00 per cent. Convertible Bonds due 2010
convertible into Ordinary Shares in the form of Ordinary Shares or Swedish Depositary
Receipts of

MILLICOM INTERNATIONAL CELLULAR S.A.

The Bonds represented by this certificate form part of a series designated as specified in the title (the “Bonds”) of Millicom International Cellular S.A. (the “Issuer”), a public limited liability company (société anonyme), incorporated for an unlimited duration under the laws of the Grand Duchy of Luxembourg pursuant to a notarial deed dated 16 June 1992, published in the Mémorial, Recueil des Sociétés et Associations, Journal Officiel du Grand-Duché de Luxembourg, C-No 395 of 11 September 1992 on page 18944. The articles of incorporation of the Issuer have been most recently amended following a notarial deed dated 16 December 2004 and are in the process of being published in the Mémorial, Recueil des Sociétés et Associations, Journal Officiel du Grand-Duché de Luxembourg. The Issuer is registered with the Luxembourg trade and companies register under number B.40.630 and has presently a subscribed share capital of $199,999,800 (one hundred ninety-nine million nine hundred ninety-nine thousand eight hundred) divided into 133,333,200 (one hundred thirty three million three hundred thirty-three thousand two-hundred) shares with a par value of $1.50 (one point fifty) each. As at 21 December 2004, the issued share capital of the Issuer is $148,837,788, divided into 99,225,192 ordinary shares.

The aggregate outstanding amount of Bonds issued by the Issuer is as indicated in the records of the Issuer. The Issuer shall at all times arrange for information on the aggregate amount of the Bonds outstanding under this issue (and on guarantees pertaining thereto) to be provided, upon reasonable request in writing, to the holder hereof.

The Bonds are constituted by a trust deed dated 7 January 2005 (the “Trust Deed”) between the Issuer and The Bank of New York as Trustee (the “Trustee”). The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) endorsed hereon. Terms defined in the Trust Deed have the same meanings when used herein.

The Issuer hereby certifies that [•] of [•] is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of U.S.$[•] ([•] United States dollars). For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Bond is issued such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions.

The Bonds represented by this individual certificate are convertible into fully paid Ordinary Shares in the form of Ordinary Shares or Swedish Depositary Receipts in the share capital of Millicom International Cellular S.A. subject to and in accordance with the Conditions and the Trust Deed.

This definitive registered Bond is evidence of entitlement only. Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments in respect of this definitive registered Bond.

This definitive registered Bond shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This definitive registered Bond is governed by, and shall be construed in accordance with, English law.

Issued as of 7 January 2005

MILLICOM INTERNATIONAL CELLULAR S.A.

By:

NEITHER THIS SECURITY NOR ANY BOND EVIDENCED HEREBY NOR ANY SWEDISH DEPOSITARY RECEIPT (“SDR”) OR ORDINARY SHARE DELIVERABLE UPON CONVERSION OF ANY BOND EVIDENCED HEREBY HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN NOR ANY BOND EVIDENCED HEREBY NOR ANY SDR OR ORDINARY SHARE DELIVERABLE UPON CONVERSION OF ANY BOND EVIDENCED HEREBY MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

Certificate of Authentication

Certified by or on behalf of the Registrar that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds

THE BANK OF NEW YORK

(as Registrar)

By:

Authorised Signatory

Dated:

On the back:

[The Terms and Conditions of the Bonds will be inserted]

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

U.S.$                 principal amount of the Bonds in respect of which this certificate is issued, and all rights under it or them, and irrevocably constitutes and appoints                                        as attorney to transfer such principal amount on the books kept for registration thereof, with full power of substitution.

Dated:	Certifying Signature

Name:

Notes:

(i)                                  A representative of the Bondholder should state the capacity in which he signs, e.g., executor.

(ii)                               The signature of the persons effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the relevant Paying, Transfer and Conversion Agent or the Registrar may require.

(iii)                            This form of transfer should be dated as of the date it is deposited for transfer in accordance under the Conditions.

Schedule 2
Form of Original Global Bond

Common Code: 020761989	ISIN: XS0207619890

MILLICOM INTERNATIONAL CELLULAR S.A.

société anonyme
75, route de Longwy
L-8080 Bertrange
R.C.S. Luxembourg B.40.630

U.S.$200,000,000 4.00 per cent. Convertible Bonds due 2010

convertible into Ordinary Shares in the form of Ordinary Shares or Swedish Depositary Receipts of

MILLICOM INTERNATIONAL CELLULAR S.A.

The Bonds in respect of which this Global Bond is issued form part of the series designated as specified in the title (the “Bonds”) of Millicom International Cellular S.A. (the “Issuer”), a public limited liability company (société anonyme), incorporated for an unlimited duration under the laws of the Grand Duchy of Luxembourg pursuant to a notarial deed dated 16 June 1992, published in the Mémorial, Recueil des Sociétés et Associations, Journal Officiel du Grand-Duché de Luxembourg, C-No 395 of 11 September 1992 on page 18944. The articles of incorporation of the Issuer have been most recently amended following a notarial deed dated 16 December 2004 and are in the process of being published in the Mémorial, Recueil des Sociétés et Associations, Journal Officiel du Grand-Duché de Luxembourg. The Issuer is registered with the Luxembourg trade and companies register under number B.40.630 and has presently a subscribed share capital of $199,999,800 (one hundred ninety-nine million nine hundred ninety-nine thousand eight hundred) divided into 133,333,200 (one hundred thirty three million three hundred thirty-three thousand two-hundred) shares with a par value of $1.50 (one point fifty) each. As at 21 December 2004, the issued share capital of the Issuer is $148,837,788, divided into 99,225,192 ordinary shares.

The aggregate outstanding amount of Bonds issued by the Issuer is as indicated in the records of the Issuer. The Issuer shall at all times arrange for information on the aggregate amount of the Bonds outstanding under this issue (and on guarantees pertaining thereto) to be provided, upon reasonable request in writing, to the holder hereof.

The Issuer hereby certifies that The Bank of New York Depository (Nominees) Limited is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of

U.S.$200,000,000

(Two hundred million United States dollars)

or such other amount as is shown on the register of Bondholders as being represented by this Global Bond and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Bond. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Global Bond is issued, such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions referred to below.

The Bonds are constituted by a Trust Deed dated 7 January 2005 (the “Trust Deed”) between the Issuer and The Bank of New York as trustee (the “Trustee”) and are subject to the Trust Deed and the terms and conditions (the “Conditions”) set out in Schedule 4 to the Trust Deed, as modified by the provisions of this Global Bond. Terms defined in the Trust Deed have the same meaning when used herein.

This Global Bond is evidence of entitlement only.

Title to the Bonds passes only on due registration of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Bond is issued.

Exchange

This Global Bond will be convertible in whole but not in part (free of charge to the holder by the Issuer, the Registrar or the Paying and Conversion Agents) for individual Bond certificates in registered form following the occurrence of an Exchange Event. An Exchange Event shall have occurred if (i) Euroclear or Clearstream, Luxembourg (or any alternative successor clearing system on behalf of which the Global Bond may be held) is closed for business for a continuous period of 14 days or more (other than by reason of legal holidays) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available or (ii) if the Issuer has satisfied the Trustee that it would suffer a material disadvantage in respect of the Bonds as a result of a change in the laws or regulations (taxation or otherwise) of any jurisdiction in which the Issuer is for the time being incorporated which would not be suffered were the Bonds in definitive form and a certificate to such effect signed by two directors or duly authorised Officers of the Issuer is delivered to the Trustee. Thereupon (in the case of (i) above) the holder may give notice to the Trustee, and (in the case of (ii) above) the Issuer may give notice to the Trustee and the Bondholders, of its intention to exchange the Global Bond for definitive bonds on or after the Global Exchange Date (as defined below) specified in the relevant notice. In the circumstances set out above, any individual Bond certificates issued in exchange for beneficial interests in this Global Bond will, on or after the Global Exchange Date, be issued to and delivered to such persons and registered in such name or names, as the case may be, as the holder of this Global Bond shall instruct the Registrar.

“Global Exchange Date” means a day falling not later than 60 days after that on which the notice requiring exchange is given or, as the case may be, the occurrence of an Exchange Event and on which banks are open for business in the city in which the specified office of the Registrar is located.

In such circumstances, the Issuer will cause sufficient individual Bond certificates to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant Bondholders. A person with an interest in the Bonds in respect of which this Global Bond is issued must provide the Registrar with a written order containing instructions and other such information as the Issuer and the Registrar may require to complete, execute and deliver such individual Bond certificates.

The provisions of Condition 4 will otherwise apply, except that new certificates to be issued upon transfer of Bonds will, within 21 days of receipt by the Registrar or an Agent of the form of transfer attached to this Global Bond, be mailed by uninsured mail at the risk of the holders entitled to the relevant Bonds to the addresses specified in the form of transfer.

The Conditions are modified as follows in so far as they apply to the Bonds in respect of which this Global Bond is issued.

Meetings

The holder hereof shall be treated as having one vote in respect of each U.S.$10,000 principal amount of Bonds represented by this Global Bond. The Trustee may allow to attend and speak (but not to vote) at any meeting of Bondholders any accountholder (or the representative of any such person) of a clearing system with an interest in the Bonds represented by this Global Bond on confirmation of entitlement and proof of his identity.

Conversion

Subject to the requirements of Euroclear and Clearstream, Luxembourg, the Conversion Right attaching to Bonds represented by this Global Bond may be exercised by the presentation of one or more Conversion Notices duly completed by or on behalf of a holder of a book-entry interest in such Bond together with this Global Bond to the specified office of any Paying, Transfer and Conversion Agent or such other Agent as shall have been notified to the holder of this Global Bond for such purpose for annotation. The provisions of Condition 6 of the Bonds will otherwise apply.

Redemption at the Option of the Issuer and Redemption for Taxation Reasons

The options of the Issuer provided for in Condition 7(b) and Condition 7(c) shall be exercised by the Issuer giving notice to the Bondholders within the time limits set out in, and containing the information required by, those Conditions.

Trustee’s Powers

In considering the interests of Bondholders the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator or a participant in such system as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of Bonds and (b) consider such interests on the basis that such accountholders were the holders of the Bonds represented by this Global Bond.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Trustee, the persons named in a certificate of the holder of the Bonds represented by this Global Bond shall be recognised as the beneficiaries of the trusts set out in the Trust Deed to the extent of the principal amount of their interest in the Bonds set out in the certificate of the holder as if they were themselves the holders of Bonds in such principal amounts.

Purchase and Cancellation

Cancellation of any Bond following its purchase, redemption or the exercise of Conversion Rights will be effected by a reduction in the principal amount of the Bonds in the Register.

Payments

Payments of principal in respect of Bonds represented by this Global Bond will be made against presentation and, if no further payment falls to be made in respect of the Bonds, surrender of this Global Bond at the specified office of the Registrar or any Paying, Transfer and Conversion Agent or such other Agent as shall have been notified to the holder of this Global Bond for such purpose.

Notices

So long as Bonds are represented by this Global Bond and this Global Bond is held on behalf of Euroclear or Clearstream, Luxembourg, notices to the holders of such Bonds may be given by delivery of the relevant notice to the relevant clearing system for communication by it to entitled accountholders in substitution for notification, as required by the Conditions and such notice will be deemed to have been given on the day after delivery thereof except that so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, notices shall also be published in a leading daily newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

Put Option

The option of the Bondholders in Condition 7(f) may be exercised by the holder of the Global Bond giving notice at the specified office of any Paying, Transfer and Conversion Agent of the principal amount of Bonds in respect of which the option is exercised and presenting the Global Bond for endorsement of exercise within the time limits specified in Condition 7(f).

This Global Bond shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Global Bond is governed by, and shall be construed in accordance with, English law.

In Witness whereof the Issuer has caused this Global Bond to be signed on its behalf.

Dated 7 January 2005

MILLICOM INTERNATIONAL CELLULAR S.A.

By:	By:

Authorised Director/Authorised Officer	Authorised Director/Authorised Officer

NEITHER THIS SECURITY NOR ANY BOND EVIDENCED HEREBY NOR ANY SWEDISH DEPOSITARY RECEIPT (“SDR”) OR ORDINARY SHARE DELIVERABLE UPON CONVERSION OF ANY BOND EVIDENCED HEREBY HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN NOR ANY BOND EVIDENCED HEREBY NOR ANY SDR OR ORDINARY SHARE DELIVERABLE UPON CONVERSION OF ANY BOND EVIDENCED HEREBY MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds.

THE BANK OF NEW YORK

(as Registrar)

By:

Authorised Signatory

Dated 7 January 2005

SCHEDULE A

SCHEDULE OF INCREASE OR REDUCTION IN PRINCIPAL AMOUNT OF
THE BONDS REPRESENTED BY THIS GLOBAL BOND IS ISSUED

The following increases or reductions in the principal amount of the Bonds represented by this Global Bond have been made as a result of (i) any further issues or (ii) exercise of Conversion Rights or (iii) redemption or purchase and cancellation of Bonds:

Date of Conversion/Transfer/ Redemption/ Purchase and cancellation /Issue (stating which)	Amount of increase or decrease in principal amount of Bonds represented by this Global Bond	Principal amount of Bonds represented by this Global Bond following such increase or decrease	Notation made by or on behalf of the Principal Paying, Transfer and Conversion Agent

Form of Transfer

FOR VALUE RECEIVED the undersigned transferor hereby transfers the following principal amounts of Bonds being the amount which the Global Bond represents, and all rights in respect thereof, to the undersigned transferee(s) listed below:

Principal Amount transferred	Name, address and account
for payments of transferee

Dated:	Certifying Signature

Name:

Notes:

(i)                                  A representative of the Bondholder should state the capacity in which he signs e.g., executor.

(ii)                               The signature of the persons effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Principal Paying and Conversion Agent or the Registrar may require.

(iii)                            This form of transfer should be dated as of the date it is deposited for transfer in accordance with the Conditions.

Schedule 3
Provisions for meetings of Bondholders

1                                      As used in this Schedule, the following expressions shall have the following meanings, unless the context otherwise requires:

1.1                            “voting certificate” means a certificate in the English language issued by a Paying, Transfer and Conversion Agent and dated in which it is stated:

1.1.1                   that on that date bearer Bonds (not being Bonds in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjournment of such meeting) bearing specified serial numbers were held to the order of such Paying, Transfer and Conversion Agent (to its satisfaction) and that such Bonds will not be released until the earlier of:

(a)                               the conclusion of the meeting specified in such certificate or any adjournment of it; and

(b)                              the surrender of the voting certificate to the Paying, Transfer and Conversion Agent which issued it; and

1.1.2                   that its bearer is entitled to attend and vote at such meeting or any adjournment of it in respect of the Bonds represented by such voting certificate;

1.2                            “block voting instruction” means a document in the English language issued by a Paying, Transfer and Conversion Agent and dated in which:

1.2.1                   it is certified that bearer Bonds (not being Bonds in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction or any adjournment of it) are held to the order of such Paying, Transfer and Conversion Agent (or to its order at a bank or other satisfaction) and that such Bonds will not be released until the earlier of:

(i)                                  the conclusion of the meeting specified in such document or any adjournment of it; and

(ii)                               the surrender, not less than 48 hours before the time fixed for such meeting or adjournment, of the receipt for each such deposited Bond which is to be released to the Paying, Transfer and Conversion Agent which issued it and the notification of such surrender by such Paying, Transfer and Conversion Agent to the Issuer;

1.2.2                   it is certified that each depositor of such Bonds or a duly authorised agent on his behalf has instructed such Paying, Transfer and Conversion Agent that the votes attributable to his Bonds so deposited should be cast in a particular way in relation to the resolution to be put to such meeting or any adjournment of it and that all such instructions are, during the period of 48 hours before the time fixed for such meeting or adjourned meeting, neither revocable nor subject to amendment;

1.2.3                   the total numbers and the serial numbers of the Bonds so deposited are listed, distinguishing with regard to each such resolution between those in respect of which instructions have been so given (i) to vote for, and (ii) to vote against, the resolution; and

1.2.4                   any person named in such document as a proxy is authorised and instructed by such Paying, Transfer and Conversion Agent to vote in respect of the Bonds so listed in accordance with the instructions referred to in paragraph 1.2.3 above as set out in such document.

2

2.1                            A holder of a bearer Bond may obtain a voting certificate from a Paying, Transfer and Conversion Agent or require a Paying, Transfer and Conversion Agent to issue a block voting instruction by depositing his Bond with such Paying, Transfer and Conversion Agent not later than 48 hours before the time fixed for any meeting. Voting certificates and block voting instructions shall be valid until the relevant Bonds are released pursuant to paragraph 1 and until then the holder of any such voting certificate or (as the case may be) the proxy named in any such block voting instruction shall, for all purposes in connection with any meeting or proposed meeting of Bondholders, be deemed to be the holder of the Bonds to which such voting certificate or block voting instruction relates and the Paying, Transfer and Conversion Agent with which (or to the order of which) such Bonds have been deposited shall be deemed for such purposes not to be the holder of those Bonds.

2.2                            A holder of a Bond in registered form may by an instrument in writing (a “form of proxy”) in the form available from any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to any Paying, Transfer and Conversion Agent not later than 48 hours before the time fixed for any meeting, appoint any person as a proxy (a “proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders.

2.3                            A holder of a Bond in registered form which is a corporation may, by delivering to any Paying, Transfer and Conversion Agent not later than 48 hours before the time fixed for any meeting a resolution in English of its directors or other governing body, authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Bondholders.

2.4                            A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bonds shall be deemed for such purposes not to be the holder.

3                                      Each of the Issuer and the Trustee at any time may, and the Trustee (subject to its being indemnified to its satisfaction against all costs and expenses thereby occasioned) upon a request in writing of Bondholders holding not less than one-tenth in principal amount of the Bonds for the time being outstanding shall, convene a meeting of Bondholders. Whenever any such party is about to convene any such meeting it shall forthwith give notice in writing to each other party of the day, time and place of the meeting and of the nature of the business to be transacted at it. Every such meeting shall be held at such time and place as the Trustee may approve.

4                                      At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Bondholders. A copy of the notice shall in all cases be given by the party convening the meeting to each of the other parties. Such notice shall also specify, unless in any particular case the Trustee otherwise agrees, the nature of the resolutions to be proposed and that the holders of Bonds may appoint proxies by executing and delivering a form of proxy in the English language to the specified office of a Paying, Transfer and Conversion Agent not later than 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in the English language of their directors or other governing body and by delivering an executed copy of such resolution to the Paying, Transfer and Conversion Agent not later than 48 hours before the time fixed for the meeting.

5                                      A person (who may, but need not, be a Bondholder) nominated in writing by the Trustee may take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time fixed for the meeting the Bondholders present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

6                                      At any such meeting any one or more persons present in person holding Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-tenth in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate a clear majority in principal amount of the Bonds for the time being outstanding provided that at any meeting the business of which includes any of the matters specified in the proviso to paragraph 19 the quorum shall be one or more persons present in person holding Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than three-quarters in principal amount of the Bonds for the time being outstanding.

7                                      If within 15 minutes from the time fixed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders, be dissolved. In any other case it shall stand adjourned (unless the Issuer and the Trustee agree that it be dissolved) for such period, not being less than 14 days nor more than 42 days, and to such place, as may be decided by the chairman. At such adjourned meeting one or more persons present in person holding Bonds or voting certificates or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 19 the quorum shall be one or more persons so present holding Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-half in principal amount of the Bonds for the time being outstanding.

8                                      The chairman may with the consent of (and shall if directed by) any meeting adjourn such meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

9                                      At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

10                               Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a holder of a voting certificate or as a proxy or representative.

11                               At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer, the Trustee or by one or more persons holding one or more Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

12                               If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

13                               Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

14                               The Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend at any meeting of Bondholders or join with others in requesting the convening of such a meeting unless he is the holder of a Bond or a voting certificate or is a proxy or a representative.

15                               At any meeting on a show of hands every person who is present in person and who produces a Bond or voting certificate or is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each U.S.$10,000 (or, in the case of meetings of holders of Bonds denominated in another currency, as the Trustee in its absolute discretion may decide) in principal amount of the Bonds so produced or represented by the voting certificate so produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies named in any block voting instruction, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

16                               The proxy named in any block voting instruction need not be a Bondholder.

17                               Each block voting instruction shall be deposited at the registered office of the Issuer or at such other place as the Trustee shall designate or approve, not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxy named in the block voting instruction proposes to vote, and in default the block voting instruction shall not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each such block voting instruction and satisfactory proof (if applicable) shall if required by the Trustee be produced by the proxy at the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of, or the authority of, the proxy named in any such block voting instruction.

18                               Any vote given in accordance with the terms of a block voting instruction shall be valid even if the block voting instruction or any of the Bondholders’ instructions pursuant to which it was executed has been previously revoked or amended, provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying, Transfer and Conversion Agent by the Issuer or the Trustee at its registered office or by the chairman of the meeting in each case not less than 24 hours before the time fixed for the meeting or adjourned meeting at which the block voting instruction is used.

19                               A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

19.1                     to sanction any proposal by the Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer or against any of its property whether such rights shall arise under this Trust Deed or otherwise;

19.2                     to sanction any scheme or proposal for the exchange, substitution or sale of the Bonds for, or the conversion of the Bonds into, or the cancellation of the Bonds in consideration of, shares, depositary receipts, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other body corporate formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, depositary receipts, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash;

19.3                     to assent to any modification of this Trust Deed or the Bonds proposed by the Issuer or the Trustee;

19.4                     to authorise anyone to concur in and do all such things as may be necessary to carry out and to give any authority, direction or sanction which under this Trust Deed or the Bonds is required to be given by Extraordinary Resolution;

19.5                     to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer upon such committee or committees any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

19.6                     to approve a person proposed to be appointed as a new Trustee and to remove any Trustee;

19.7                     to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed; and

19.8                     to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds;

provided that the special quorum provisions contained in the proviso to paragraph 6 and, in the case of an adjourned meeting, in the proviso to paragraph 7 shall apply in relation to any Extraordinary Resolution for the purpose of paragraph 19.2 or 19.7 or for the purpose of making any modification to the provisions contained in this Trust Deed or the Bonds which would have the effect of:

19.8.1            modifying the maturity of the Bonds or the dates on which interest is payable in respect of the Bonds; or

19.8.2            modifying or varying the Conversion Rights in respect of the Bonds; or

19.8.3            reducing or cancelling the principal amount, or interest on, the Bonds; or

19.8.4            increasing the Conversion Price other than in accordance with the Conditions; or

19.8.5            changing the currency of any payment in respect of the Bonds; or

19.8.6            modifying the provisions contained in this Schedule concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution; or

19.8.7            amending this proviso.

20                               An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Trust Deed shall be binding upon all the Bondholders, whether or not present at such meeting and whether or not they vote in favour, and each of the Bondholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

21                               Subject to paragraph 22, the expression “Extraordinary Resolution” means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast.

22                               A resolution in writing signed by or on behalf of the holder or holders of not less than 90 per cent. of the aggregate principal amount of the Bonds for the time being outstanding shall for all purposes be as valid and effectual as an Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with the provisions of this Schedule. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more holders of the Bonds.

23                               Minutes of all resolutions and proceedings at every such meeting shall be made and entered in the books to be from time to time provided for that purpose by the Issuer or the Trustee and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters contained in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

24                               Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings of Bondholders and attendance and voting at them as the Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks reasonable:

24.1                     so as to satisfy itself that persons who purport to requisition a meeting in accordance with paragraph 3 or who purport to make any requisition to the Trustee in accordance with this Trust Deed are in fact Bondholders; and

24.2                     as to the form of voting certificates or block voting instructions to be issued pursuant to paragraph 1 so as to satisfy itself that persons who purport to attend or vote at any meeting of Bondholders are entitled to do so in accordance with this Trust Deed.

25                               If and whenever the Issuer shall have issued and have outstanding any Bonds which are not identical and do not form one single series then those Bonds which are in all respects identical shall be deemed to constitute a separate series of the Bonds and the foregoing provisions of this Schedule shall have effect subject to the following modifications:

25.1                     a resolution which in the opinion of the Trustee affects one series only of the Bonds shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Bonds of that series;

25.2                     a resolution which in the opinion of the Trustee affects more than one series of the Bonds but does not give rise to a conflict of interest between the holders of Bonds of any of the series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Bonds of all the series so affected;

25.3                     a resolution which in the opinion of the Trustee affects more than one series of the Bonds and gives or may give rise to a conflict of interest between the holders of the Bonds of any of the series so affected shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the holders of the Bonds of each series so affected; and

25.4                     to all such meetings as aforesaid all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Bonds and holders were references to the Bonds of the series or group of series in question and to the holders of such Bonds respectively.

26                               If the Issuer shall have issued and have outstanding (a) Bonds which are not denominated in United States dollars or (b) more than one series of Bonds denominated in United States dollars but in differing denominations, the following provisions shall apply. In the case of any meeting of holders of Bonds of more than one currency the principal amount of such Bonds not denominated in United States dollars shall (i) for the purposes of paragraph 3 above be the equivalent in United States dollars at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into United States dollars on the seventh dealing day prior to the day on which the request in writing is received by the Trustee and (ii) for the purposes of paragraphs 6, 7, 11 and 15 above (whether in respect of the meeting, or any adjourned such meeting or any poll resulting therefrom) be the equivalent in United States dollars at such spot rate on the seventh dealing day (as defined above) prior to the day of such meeting or, if applicable, the taking of such poll. In such circumstances, and where separate series of Bonds denominated in United States dollars but of different denominations are to be treated together for the purposes of this Schedule, on any poll each person present shall have one vote for every complete one United States dollar of Bonds (converted as above) which he holds.

27                               Nothing in this Trust Deed shall prevent any of the proxies named in any block voting instruction or form of proxy from being a director, managing director, officer or representative of, or otherwise connected with, the Issuer or any of its subsidiaries.

28                               References in this Schedule to Agents shall, where the context requires, be taken to be references to Paying, Transfer and Conversion Agent.

29                               For the avoidance of doubt, the provision of Article 86 to 94-8 of the Luxembourg law of 10 August 1915 concerning commercial companies, as amended, shall not apply in respect of the Bonds.

Schedule 4
Terms and Conditions of the Bonds

The issue of the U.S.$200,000,000 4.00 per cent.  Convertible Bonds due 2010 (the “Bonds”, which expression shall, unless otherwise indicated, include the U.S.$25,000,000 principal amount of additional Bonds issued pursuant to the option to increase the principal amount of the Bonds (described in the Trust Deed referred to below) and any further bonds issued pursuant to Condition 18 and consolidated and forming a single series with the Bonds) was (save in respect of any such further Bonds) authorised by a resolution of the Board of Directors of Millicom International Cellular S.A. (the “Issuer”) passed on November 28, 2004.  The Bonds are constituted by a trust deed dated January 7, 2005 (the “Trust Deed”) between the Issuer and The Bank of New York (the “Trustee”, which expression shall include all persons for the time being appointed as the trustee or trustees under the Trust Deed) as trustee for the holders (as defined below) of the Bonds.  The statements set out in these Terms and Conditions (the “Conditions”) are summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the forms of the Bonds.  The Bondholders (as defined below) are entitled to the benefit of, and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and those provisions applicable to them which are contained in the Paying, Transfer and Conversion Agency Agreement dated January 7, 2005 (the “Agency Agreement”) relating to the Bonds between the Issuer, the Trustee, The Bank of New York (the “Principal Paying, Transfer and Conversion Agent”, which expression shall include any successor as principal paying, transfer and conversion agent under the Agency Agreement), the paying, transfer and conversion agents for the time being (such persons, together with the Principal Paying, Transfer and Conversion Agent, being referred to below as the “Paying, Transfer and Conversion Agents”, which expression shall include their successors as Paying, Transfer and Conversion Agents under the Agency Agreement) and The Bank of New York in its capacity as registrar (the “Registrar”, which expression shall include any successor as registrar under the Agency Agreement).  Copies of each of the Trust Deed and the Agency Agreement are available for inspection at the registered office for the time being of the Trustee (presently at 48th Floor, One Canada Square, London E14 5AL, United Kingdom), and at the specified offices of the Paying, Transfer and Conversion Agents and the Registrar.

Capitalised terms used but not defined in these Conditions shall have the meanings attributed to them in the Trust Deed unless the context otherwise requires or unless otherwise stated.

1                                      Form, Denomination, Title and Status

(a)                            Form and Denomination

The Bonds are in registered form, serially numbered, in principal amounts of U.S.$10,000 or integral multiples thereof (“authorised denominations”).

The Bonds shall bear the following legend:

NEITHER THIS SECURITY NOR ANY BOND EVIDENCED HEREBY NOR ANY SWEDISH DEPOSITARY RECEIPT (“SDR”) OR ORDINARY SHARE DELIVERABLE UPON CONVERSION OF ANY BOND EVIDENCED HEREBY HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN NOR ANY BOND EVIDENCED HEREBY NOR ANY SDR OR ORDINARY SHARE DELIVERABLE UPON CONVERSION OF ANY BOND EVIDENCED HEREBY MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

(b)                            Title

Title to the Bonds will pass by transfer and registration as described in Condition 4.  The holder (as defined below) of any Bond will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or its theft or loss (or that of the related certificate, as appropriate) or anything written on it or on the certificate representing it (other than a duly executed transfer thereof)) and no person will be liable for so treating the holder.

(c)                             Status

The Bonds constitute (subject to Condition 2) direct, unsecured obligations of the Issuer ranking pari passu and rateably, without any preference among themselves, with all other existing and future unsecured and unsubordinated indebtedness of the Issuer but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

2                                      Negative Pledge

The Issuer shall not, and shall not permit any Restricted Subsidiary of the Issuer, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to, Incur or suffer to exist any Lien (other than Permitted Liens) on or with respect to any property or assets now owned or hereafter acquired to secure any Debt of the Issuer unless the Bonds are equally and rateably secured by such Lien; provided that, if the Debt secured by such Lien is subordinate or junior in right of payment to the Bonds, then the lien securing such Debt shall be subordinate or junior in priority to the Lien securing the Bonds at least to the same extent as such Debt is subordinate or junior to the Bonds.

3                                      Definitions

In these Conditions, unless otherwise provided:

“Additional SDRs” has the meaning provided in Condition 6(c).

“Additional Shares” has the meaning provided in Condition 6(c).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Disposition” means any transfer, conveyance, sale, lease or other disposition (including by way of a Sale and Leaseback Transaction) by the Issuer, any Restricted Subsidiary of the Issuer, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate (including a consolidation or merger or other sale of any such Restricted Subsidiary of the Issuer, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate with, into or to another Person in a transaction in which such Restricted Subsidiary of the Issuer, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate ceases to be a Restricted Subsidiary of the Issuer, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, but excluding a disposition by a Restricted Subsidiary of the Issuer, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to the Issuer or a Restricted Subsidiary which is an 80% or more owned Subsidiary of the Issuer, by the Issuer to a Restricted Subsidiary of the Issuer which is an 80% or more owned Subsidiary of the Issuer, by any Restricted Subsidiary of a Restricted Affiliate to such Restricted Affiliate or an 80% or more owned Restricted Subsidiary of such Restricted Affiliate or by a Restricted Affiliate to a Restricted Subsidiary of such Restricted Affiliate which is an 80% or more owned Subsidiary of such Restricted Affiliate) of (i) shares of Capital Stock (other than directors’ qualifying shares) or other ownership interests of a Restricted Subsidiary of the Issuer, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, (ii) substantially all of the assets of the Issuer, any Restricted Subsidiary of the Issuer, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate representing a division or line of business or (iii) other assets or rights of the Issuer, any Restricted Subsidiary of the Issuer, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate outside of the ordinary course of business (other than any disposition of Receivables and Related Assets in a Qualified Securitisation Transaction); provided that in each case the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to U.S.$10 million or more; provided further that the term “Asset Disposition” shall not include (x) any transaction subject to, and permitted under Section 10.09 of the Indenture, or any other similar provisions of any indenture, instrument or agreement constituting any refinancing of the 10% Senior Notes or (y) any Permitted Investment.

“Board of Directors” means either the board of directors of the Issuer or any duly authorised committee of that board.

“Board Resolution” means a copy of a resolution certified by the President, Chief Executive Officer, any Director or the Secretary of the Board of Directors of the Issuer to have been duly adopted by the Board of Directors or a committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Bondholder” and “holder” mean the person in whose name a Bond is registered in the Register (as defined in Condition 4(a)) and, in the case of a joint holding, the first named person.

“business day” means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in that place.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of real or personal property of such Person which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person in accordance with International Financial Reporting Standards.  The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.  The principal amount of Debt represented by such obligation shall be the capitalised amount thereof that would appear on the face of a balance sheet of such Person in accordance with International Financial Reporting Standards.

“Capital Stock” of any Person means any and all shares, interests, participation or other equivalents (however designated) of corporate stock or other equity participation, including partnership interests, whether general or limited, of such Person.

“Cash Equivalents” means, with respect to any Person, (i) Government Bonds, (ii) certificates of deposit and eurodollar time deposits and money market deposits, bankers’ acceptances and overnight bank deposits, in each case issued by or with (A) Banque Invik up to an aggregate amount at any time outstanding not to exceed U.S.$25 million or (B) a bank or trust company which is organised under the laws of the United States of America, any state thereof or any foreign country recognised by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of U.S.$100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognised statistical rating organisation (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition, (v) with respect to any Person organised under the laws of, or having its principal business operations in, a jurisdiction outside Luxembourg or the United States, those investments that are comparable to clauses (i), (ii), (iii) and (iv) in the country in which such Person is organised or conducting business; and (vi) up to U.S.$2 million in aggregate of other Investments held by Restricted Subsidiaries of the Issuer, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates.

“Change of Control” will be deemed to have occurred at such time as either (a) any Person (other than a Permitted Holder) or any Persons acting together that would constitute a “group” (a “Group”) for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto (other than Permitted Holders), together with any Affiliates thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 50% of the aggregate voting power of all classes of Voting Stock of the Issuer, other than pursuant to an Exempt Newco Scheme; or (b) any Person or Group (other than Permitted Holders), together with any Affiliates thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Issuer such that such nominees, when added to any existing director remaining on the Board of Directors of the Issuer after such election who was a nominee of or is an Affiliate of such Person or Group, will constitute a majority of the Board of Directors of the Issuer.

“Change of Control Triggering Event” will be deemed to have occurred if a Change of Control has occurred and a Rating Decline occurs.

“Closing Date” means January 7, 2005.

“Consolidated Corporate and Licence Acquisition Expense” means, with respect to the Issuer, (i) costs of head office personnel salaries, rent, and other head office expenses and (ii) costs (other than capitalised costs) incurred in seeking new licenses.

“Consolidated Income Tax Expense” for any period means the consolidated provision for income taxes of the Issuer and its Restricted Group for such period calculated on a consolidated basis in accordance with International Financial Reporting Standards.

“Consolidated Interest Expense” means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of the Issuer and its Restricted Group for such period calculated on a consolidated basis in accordance with International Financial Reporting Standards including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortisation of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers’ acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends (other than with respect to Redeemable Stock) declared and paid or payable; (v) accrued Redeemable Stock dividends, whether or not declared or paid; (vi) interest on Debt guaranteed by the Issuer and any member of its Restricted Group; and (vii) the portion of any rental obligation allocable to interest expense.

“Consolidated Net Income” for any period means the consolidated net income (or loss) of the Issuer and its Restricted Group for such period determined on a consolidated basis in accordance with International Financial Reporting Standards; provided that there shall be excluded therefrom (without duplication) (a) the net income (or loss) of any Person acquired by the Issuer or a member of its Restricted Group in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a member of the Restricted Group of the Issuer except to the extent of the amount of dividends or other distributions actually paid to the Issuer or a member of its Restricted Group by such Person during such period, (c) gains or losses on Asset Dispositions by the Issuer or any member of its Restricted Group other than in the ordinary course of business, (d) all extraordinary gains and extraordinary losses, (e) the cumulative effect of changes in accounting principles, (f) non-cash gains or losses resulting from fluctuations in currency exchange rates and (g) the tax effect of any of the items described in clauses (a) through (f) above.

“Conversion Date” has the meaning provided in Condition 6(h).

“Conversion Notice” has the meaning provided in Condition 6(h).

“Conversion Period” has the meaning provided in Condition 6(a).

“Conversion Price” has the meaning provided in Condition 6(a).

“Conversion Right” has the meaning provided in Condition 6(a).

“Current Market Price” means, in respect of an Ordinary Share at a particular date, the arithmetic average of the Volume Weighted Average Price of an Ordinary Share for the five consecutive dealing days ending on the dealing day immediately preceding such date; provided that if at any time during the said five-dealing-day period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), then:

(a)            if the Ordinary Shares to be issued do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum-Dividend (or cum- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the date of first public announcement of such Dividend (or entitlement); or

(b)           if the Ordinary Shares to be issued do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-Dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount,

and provided further that if on each of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Ordinary Shares to be issued do not rank for that Dividend (or other entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the date of the first public announcement of such Dividend or entitlement, and provided further that, if the Volume Weighted Average Price of an Ordinary Share is not available on one or more of the said five dealing days, then the average of such Volume Weighted Average Prices which are available in that five-dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

“dealing day” means a day on which the Relevant Exchange or relevant exchange or securities market is open for business, other than a day on which the Relevant Exchange or relevant exchange or securities market is scheduled to or does close prior to its regular weekday closing time.

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) the principal of and premium, if any, in respect of every obligation of such Person for money borrowed, (ii) the principal of and premium, if any, in respect of every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person (other than such obligations that are reimbursed within five business days following receipt by such Person of a demand for reimbursement), (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) all sales of Receivables and Related Assets of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (vii) all Redeemable Stock issued by such Person, (viii) the net obligation under Interest Rate, Currency or Commodity Price Agreements of such Person and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise).  The “amount” or “principal amount” of Debt at any time of determination as used herein represented by (a) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with International Financial Reporting Standards, (b) any sale of Receivables and Related Assets, shall be the amount of the unrecovered capital or principal investment of the purchaser (other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer) thereof, excluding amounts representative of yield or interest earned on such investment, and (c) any Redeemable Stock, shall be the maximum fixed redemption or repurchase price in respect thereof.  Notwithstanding anything else to the contrary, for all purposes under these Conditions, the amount of Debt Incurred, repaid, redeemed, repurchased or otherwise acquired by a Restricted Subsidiary of the Issuer, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate shall equal the liability in respect thereof determined in accordance with International Financial Reporting Standards and reflected on the Issuer’s consolidated balance sheet.

“Depositary” means Fischer Partners Fondkommission AB as Swedish depositary under the Swedish Deposit Agreement, or the successor from time to time in such capacity.

“Dividend” means any dividend or distribution (including a Spin-Off) whether of cash, assets or other property, and whenever paid or made and however described (and for these purposes a distribution of assets includes without limitation an issue of Ordinary Shares or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves) provided that:

(a)            where a cash Dividend is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Ordinary Shares or other property or assets, or where a capitalisation of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of a cash Dividend, then for the purposes of this definition the Dividend in question shall be treated as a Dividend of the greater of (i) such cash Dividend and (ii) the Fair Market Value (on the date of the first public announcement of such Dividend or capitalisation (as the case may be) or if later, the date on which the number of Ordinary Shares (or amount of property or assets, as the case may be) which may be issued or delivered is determined)), of such Ordinary Shares or other property or assets;

(b)           any issue of Ordinary Shares falling within Condition 6(b)(ii) shall be disregarded;

(c)            a purchase or redemption or buy back of share capital of the Issuer by the Issuer or any Subsidiary of the Issuer shall not constitute a Dividend unless, in the case of purchases or buy backs of Ordinary Shares by or on behalf of the Issuer or any of its Subsidiaries, the weighted average price per Ordinary Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or buy backs (translated, if not in U.S. dollars, into U.S. dollars at the spot rate ruling at the close of business on such day as determined in good faith by an Independent Financial Adviser (or if no such rate is available on that date, the equivalent rate on the immediately preceding date on which such rate is available) exceeds by more than 5 per cent. the average of the closing prices of the Ordinary Shares on the Relevant Exchange (as published by or derived from the Relevant Exchange) on the five dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases approved by a general meeting of Shareholders of the Issuer or any notice convening such a meeting of Shareholders) has been made of the intention to purchase Ordinary Shares at some future date at a specified price, on the five dealing days immediately preceding the date of such announcement, in which case such purchase shall be deemed to constitute a Dividend in U.S. dollars to the extent that the aggregate price paid (before expenses) in respect of such Ordinary Shares purchased by the Issuer or, as the case may be, any of its Subsidiaries (translated where appropriate into U.S. dollars as provided above) exceeds the product of (i) 105 per cent. of the average closing price of the Ordinary Shares determined as aforesaid and (ii) the number of Ordinary Shares so purchased; and

(d)           if the Issuer or any of its Subsidiaries shall purchase any receipts or certificates representing Ordinary Shares, the provisions of paragraph (c) shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser.

“equity share capital” means, in relation to a company, its issued share capital excluding any part of that capital which, neither as regards dividends nor as regards capital, carries any right to participate beyond a specified amount in a distribution.

“Event of Default” has the meaning set forth in Condition 10.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended (or any successor act) and the rules and regulations thereunder.

“Exempt Newco Scheme” means a Newco Scheme where immediately after completion of the relevant scheme of arrangement or analogous proceeding the ordinary shares of Newco are (1) admitted to listing on the New York Stock Exchange, the Luxembourg Stock Exchange or the Stockholm Stock Exchange or (2) quoted on NASDAQ or (3) admitted to the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange plc’s market for listed securities or (4) admitted to listing on such other regulated, regularly operating, recognised stock exchange of securities as the Issuer or Newco may determine.

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined in good faith by an Independent Financial Adviser provided, that (i) the Fair Market Value of a cash Dividend paid or to be paid shall be the amount of such cash Dividend; (ii) the Fair Market Value of any other cash amount shall be the amount of such cash; (iii) where Spin-Off Securities, options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by an

Independent Financial Adviser), the fair market value (a) of such Spin-Off Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Spin-Off Securities and (b) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (a) and (b) during the period of five trading days on the relevant market commencing on such date (or, if later, the first such trading day such Spin-Off Securities options, warrants or other rights are publicly traded); and (iv) in the case of (i) converted into U.S. dollars (if declared or paid in a currency other than U.S. dollars) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the cash Dividend in U.S. dollars; and in any other case, converted into U.S. dollars (if expressed in a currency other than U.S. dollars) at such rate of exchange as may be determined in good faith by an Independent Financial Adviser to be the spot rate ruling at the close of business on that date (or if no such rate is available on that date the equivalent rate on the immediately preceding date on which such a rate is available).

“Final Maturity Date” means January 7, 2010.

“Government Bonds” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which have a remaining weighted average life to maturity of not more than one year from the date of Investment therein.

“Gradation” means a gradation within a Rating Category or a change to another Rating Category, which shall include: (i) “+” and “-” in the case of S&P’s current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation), (ii) 1, 2 and 3 in the case of Moody’s current Rating Categories (e.g., a decline from Ba1 to Ba2 would constitute a decrease of one gradation), or (iii) the equivalent in respect of successor Rating Categories of S&P or Moody’s or Rating Categories used by Rating Agencies other than S&P and Moody’s.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation, including by acquisition of Subsidiaries (the Debt of any other Person becoming a Subsidiary of such Person being deemed for this purpose to have been incurred at the time such other Person becomes a Subsidiary), or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and “Incurrence”, “Incurred”, “Incurrable” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

“Indenture” means the indenture between the Issuer and The Bank of New York with respect to the 10% Senior Notes.

“Independent Financial Adviser” means an investment bank of international repute appointed by the Issuer and approved in writing by the Trustee (such approval not to be unreasonably withheld or delayed having regard to the interests of the Bondholders only) or, if the Issuer fails to make such appointment and such failure continues for a reasonable period (as determined by the Trustee) and the Trustee is indemnified to its satisfaction against the costs, fees and expenses of such adviser, appointed by the Trustee following notification to the Issuer.

“Interest Payment Date” has the meaning provided in Condition 5(a).

“Interest Rate, Currency or Commodity Price Agreement” of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but shall not include trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person.

“Investment Grade” means (i) BBB- or above in the case of S&P (or its equivalent under any successor Rating Categories of S&P), (ii) Baa3 or above, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s), and (iii) the equivalent in respect of the Rating Categories of any Rating Agencies.

“Lien” means, with respect to any property or assets, any mortgage, pledge, security interest, lien, charge, encumbrance, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg business day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in Luxembourg.

“Mandatorily Exchangeable Notes” means the 5% Fixed and Additional Rate Guaranteed Secured Mandatorily Exchangeable Notes due 2006 issued by Millicom Telecommunications S.A. and guaranteed by the Issuer, as the same may be outstanding from time to time.

“Maturity”, when used with respect to any Bond, means the date on which the principal of such Bond becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Minority Owned Affiliate” of any specified Person means any other Person in which an Investment has been made by the specified Person other than a direct or indirect Subsidiary of the specified Person.

“Moody’s” means Moody’s Investor Service, Inc. and its successors.

“NASDAQ” means the National Association of Securities Dealers Automated Quotation System.

“Net Available Proceeds” from any Asset Disposition means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, instalment receivable or other receivable, but excluding any Related Assets and other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such properties or assets) therefrom by the Issuer or any Restricted Subsidiary of the Issuer, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by the Issuer or any Restricted Subsidiary of the Issuer, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Debt or Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to other equity holders in Restricted Subsidiaries of the Issuer, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates, or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary of the Issuer, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate, as the case may be, as a reserve in accordance with International Financial Reporting Standards, against any liabilities associated with such assets and retained by the Issuer or any Restricted Subsidiary of the Issuer, Restricted Affiliate or Restricted Subsidiary

of a Restricted Affiliate, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of these Conditions and the Bonds as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.

“Newco Scheme” means a scheme of arrangement or analogous proceeding which effects the interposition of a limited liability company (“Newco”) between the Shareholders of the Issuer immediately prior to the scheme of arrangement (the “Existing Shareholders”) and the Issuer, provided that immediately after completion of the scheme of arrangement the only shareholders of Newco are the Existing Shareholders and that all Subsidiaries of the Issuer immediately prior to the scheme of arrangement (other than Newco, if Newco is then a Subsidiary of the Issuer) are Subsidiaries of the Issuer (or of Newco) immediately after the scheme of arrangement.

“Officer’s Certificate” means a certificate signed by the President, Chairman of the Board, any Vice Chairman of the Board, any Director, the Chief Executive Officer, the Chief Financial Controller, or the Secretary of the Board of the Issuer, and delivered to the Trustee.

“Operating Income” for any period means the Consolidated Net Income of the Issuer and its Restricted Group for such period (A) plus the sum of (i) Consolidated Interest Expense of the Issuer and its Restricted Group for such period, (ii) Consolidated Income Tax Expense of the Issuer and its Restricted Group for such period, (iii) the consolidated depreciation and amortisation expense included in the income statement of the Issuer and its Restricted Group for such period, (iv) Consolidated Corporate and License Acquisition Expense of the Issuer and its Restricted Group for such period and (v) any other non-cash items reducing Consolidated Net Income (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period required to be made by International Financial Reporting Standards), and (B) minus all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period); provided further that, in the event any of the Issuer, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates have made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, Operating Income shall be calculated on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period.

“Optional Redemption Date” has the meaning provided in Condition 7(b).

“Optional Redemption Notice” has the meaning provided in Condition 7(b).

“Ordinary Shares” means fully paid shares of common stock in the capital of the Issuer currently with a par value of U.S.$1.50 each.

“Permitted Holder” means Investment AB Kinnevik, Kinnevik B.V. and each of their Affiliates and the estate, spouse, ancestors, and lineal descendants of Jan H. Stenbeck, the legal representatives of any of the foregoing and the trustee of any bona fide trust of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing “beneficially owns” (within the meaning of Rule 13d-3 and 13d-5 under the Exchange Act or any successor provision thereto) voting securities representing at least 66 2/3 % of the total voting power of all classes of Capital Stock of such Person (exclusive of any matters as to which class voting rights exist).

“Permitted Investment” means:

(i)               Investments in (i) Cash Equivalents or (ii) in the ordinary course of business, certificates of deposit and time deposits and money market deposits, bankers’ acceptances and overnight bank deposits, in each case issued by or with a bank or trust company which is organised under the laws of the jurisdiction in which the Restricted Subsidiary of the Issuer, the Restricted Affiliate or the Restricted Subsidiary of a Restricted Affiliate which makes such Investment operates; provided that the Issuer shall use its reasonable efforts to ensure that any such bank or trust company described in this clause (ii) is a credit-worthy institution;

(ii)            Investments by the Issuer, any Restricted Subsidiary of the Issuer, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate in a Restricted Subsidiary of the Issuer that is primarily engaged in a Related Business, or Investments by any Restricted Affiliate or any Restricted Subsidiary of such Restricted Affiliate in a Restricted Subsidiary of such Restricted Affiliate that is primarily engaged in a Related Business;

(iii)         Investments by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Issuer that is primarily engaged in a Related Business or (ii) such Person is merged, consolidated or amalgamated into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer that is primarily engaged in a Related Business;

(iv)        Investments by a Restricted Affiliate or any Restricted Subsidiary of such Restricted Affiliate in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of such Restricted Affiliate that is primarily engaged in a Related Business or (ii) such Person is merged, consolidated or amalgamated into, or transfers or conveys all or substantially all of its assets to, or is liquidated into such Restricted Affiliate or a Restricted Subsidiary of such Restricted Affiliate that is primarily engaged in a Related Business;

(v)           Investments by the Issuer or any of its Restricted Subsidiaries in any Minority Owned Affiliate that has been properly designated as a Restricted Affiliate and that is primarily engaged in a Related Business, provided that as of fiscal year end, not less than 60% of the Issuer’s Pro Rata Portion of the aggregate cumulative direct and indirect investment in all members of the Issuer’s Restricted Group since December 1, 2004 shall be in the form of debt of such members of the Issuer’s Restricted Group, provided further that any such Investment shall cease to be a Permitted Investment pursuant to this clause (v) if and for so long as such Restricted Affiliate ceases to observe any of the provisions of the covenants that are applicable to such Restricted Affiliate;

(vi)        Investments acquired as consideration as permitted under Section 10.14 of the Indenture, or any other similar provision of any indenture, instrument or agreement constituting any refinancing of the 10% Senior Notes;

(vii)     Investments in a Securitisation Entity in connection with a Qualified Securitisation Transaction, which Investment consists of the transfer of Receivables and Related Assets;

(viii)  Investments by the Issuer (with respect to a Restricted Subsidiary of the Issuer in existence on December 1, 2004) or any Restricted Subsidiary of the Issuer (in existence on December 1, 2004) in a Person if as a result of such Investment or a merger, consolidation, amalgamation or conveyance, transfer, lease or contribution of properties and assets such Person becomes a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate that is primarily engaged in a Related Business; provided that the Board of Directors of the Issuer shall determine as of the date of such transaction or business combination that it will not materially impair the Issuer’s ability to make payments on the Bonds; and

(ix)          Investments in a Restricted Subsidiary, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate in connection with the continuation of the business cooperation agreement in Vietnam; provided that such Investments are in a Related Business in Vietnam and are made solely pursuant to the requirements of the agreement or agreements effecting such continuation; and

(x)             Other Investments in Persons primarily engaged in Related Businesses, in an aggregate cumulative amount not to exceed U.S.$50 million.

For the purpose of paragraph (x), only the Issuer’s Pro Rata Portion of any Investment will be counted in determining the amount of Investment permitted to be made under such paragraph.

“Permitted Liens” means:

(i)                      Liens to secure Debt ranking pari passu with the Bonds;

(ii)                   Liens for taxes, assessments or governmental charges or levies on the property of the Issuer, any Restricted Subsidiary of the Issuer, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision that shall be required in conformity with International Financial Reporting Standards shall have been made therefore;

(iii)                Liens imposed by law, such as statutory Liens of landlords’, carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of the Issuer, any Restricted Subsidiary of the Issuer, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings or Liens arising solely by virtue of any statutory or common law provisions relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(iv)               Liens on the property of the Issuer, any Restricted Subsidiary of the Issuer, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance bids, trade contracts, letters of credit performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Issuer and the Restricted Group taken as a whole;

(v)                  Liens on property at the time the Issuer, any Restricted Subsidiary of the Issuer, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate acquired such property, including any acquisition by means of a merger or consolidation with or into the Issuer, any Restricted Subsidiary of the Issuer, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate; provided, however, that any such Lien may not extend to any other property of the Issuer, any Restricted Subsidiary of the Issuer, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate, provided, further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Issuer, any Restricted Subsidiary of the Issuer, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate;

(vi)               Liens on the property of a Person at the time such Person becomes a Restricted Subsidiary of the Issuer, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate, provided, however, that any such Lien may not extend to any other property of the Issuer, any other Restricted Subsidiary of the Issuer, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate that is not a direct or, prior to such time, indirect Subsidiary of such Person; provided, further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary of the Issuer, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate;

(vii)            pledges or deposits by the Issuer, any Restricted Subsidiary of the Issuer, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Issuer, any Restricted Subsidiary of the Issuer, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate is party, or deposits to secure public or statutory obligations of the Issuer, any Restricted Subsidiary of the Issuer, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(viii)         utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

(ix)                 any provision for the retention of title to any property by the vendor or transferor of such property which property is acquired by the Issuer, a Restricted Subsidiary of the Issuer, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate in a transaction entered into in the ordinary course of business of the Issuer, a Restricted Subsidiary of the Issuer, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate and for which kind of transaction it is customary market practice for such retention of title provision to be included;

(x)                    Liens arising by means of any judgment, decree or order of any court, to the extent not otherwise resulting in a default hereunder, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired and any Liens that are required to protect or enforce rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

(xi)                 any Lien securing Debt permitted to be Incurred under any Permitted Interest Rate, Currency or Commodity Price Agreements (as defined in the Indenture) pursuant to Section 10.08(7) of the Indenture or any other similar provision of any indenture, instrument or agreement constituting refinancing of the 10% Senior Notes;

(xii)              Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary to secure Debt of that Unrestricted Subsidiary;

(xiii)           (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Issuer, any Restricted Subsidiary of the Issuer, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate has easement rights or on any real property leased by the Issuer, any Restricted Subsidiary of the Issuer, Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings or compulsory purchase order affecting real property;

(xiv)          Liens existing on December 1, 2004;

(xv)             Liens in favour of the Issuer;

(xvi)          Liens on assets of a Securitisation Entity Incurred in connection with a Qualified Securitisation Transaction; and

(xvii)       Liens on the property of the Issuer, any Restricted Subsidiary of the Issuer, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate to secure any refinancing, in whole or in part, of any Lien described in the foregoing clauses (i) through (xv); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or in respect of property that is the security for a Permitted Lien hereunder.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organisation or government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Pro Rata Portion” means, when applied to the Issuer for purposes of determining the amount of an Investment that will be deemed to be outstanding under a particular covenant or definition, that portion of such Net Available Proceeds or Investment as corresponds to the Issuer’s direct or indirect percentage ownership interest in the profits of the Person who engaged in the Asset Disposition or the Person in whom the Investment was made, as applicable (which would be 100% in the case of any Investments made by the Issuer directly).  The Pro Rata Portion of the Net Available Proceeds from an Asset Disposition shall be determined in good faith by the Issuer’s Board of Directors in connection with such Asset Disposition.  The

Pro Rata Portion of an Investment as of any date shall be determined in good faith either by the Issuer’s Board of Directors or in accordance with procedures established as to such Investment by the Issuer’s Board of Directors.

“Put Date” means, in respect of a Change of Control Triggering Event, the seventh day after the expiry of the Relevant Period.

“Qualified Securitisation Transaction” means any transaction or series of transactions that may be entered into by the Issuer, any Restricted Subsidiary of the Issuer, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate pursuant to which the Issuer, such Restricted Subsidiary of the Issuer, such Restricted Affiliate or such Restricted Subsidiary of a Restricted Affiliate may sell, convey or otherwise transfer to (a) a Securitisation Entity (in the case of a transfer by the Issuer, such Restricted Subsidiary of the Issuer, such Restricted Affiliate or such Restricted Subsidiary of a Restricted Affiliate) and (b) any other Person (in the case of a transfer by a Securitisation Entity), or, in each case, may grant a security interest in, Receivables and Related Assets.

“Rating Agencies” means (i) S&P and Moody’s or (ii) if S&P or Moody’s or both of them are not making ratings of the Bonds publicly available, a nationally recognised U.S. rating agency or agencies, as the case may be, selected by the Issuer, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means (i) with respect to S&P, any of the following categories (any of which may include a “+” or “-”): AAA, AA, A, BBB, BB, B, CCC, CC, C, R, SD and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories (any of which may include a “1”, “2” or “3”): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, and C (or equivalent successor categories), and (iii) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.

“Rating Decline” will be deemed to have occurred if at any time within the earlier of (i) 90 days after the date of public notice of a Change of Control, or of the intention of the Issuer or of any Person to effect a Change of Control and (ii) the occurrence of the Change in Control (which period shall in either event be extended so long as the rating of the Bonds is under publicly announced consideration for possible downgrade by a Rating Agency), the rating of the Bonds is decreased by either Rating Agency by one or more Gradations and the rating by both Rating Agencies on the Bonds following such downgrade is below Investment Grade.

“Receivables and Related Assets” means any account receivable (whether now existing or arising thereafter) of the Issuer, any Restricted Subsidiary of the Issuer, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate, and any assets, related thereto, including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitisation transactions involving accounts receivable.

“Redeemable Stock” of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the Bonds.

“Reference Date” has the meaning provided in Condition 6(a).

“Register” has the meaning provided in Condition 4(a).

“Related Assets” means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible (including ownership interests), used or intended for use in connection with a Related Business.

“Related Business” means any business in which the Issuer, its Subsidiaries or Minority Owned Affiliates are engaged, directly or indirectly, that consist primarily of, or are related to, operating, acquiring, developing or constructing any telecommunications services and related businesses.

“Relevant Date” means, in respect of any Bond, whichever is the later of (i) the date on which payment in respect of it first becomes due and (ii) if any amount of the money payable is improperly withheld or refused the date on which payment in full of the amount outstanding is made or (if earlier) the date on which notice is duly given to the Bondholders in accordance with Condition 17 that, upon further presentation of the Bond, where required pursuant to these Conditions, being made, such payment will be made, provided that such payment is in fact made as provided in these Conditions.

“Relevant Exchange” means NASDAQ or if at the relevant time the Ordinary Shares are not at that time quoted on the NASDAQ, the principal stock exchange or securities market on which the Ordinary Shares are then listed or quoted or dealt in.

“Relevant Period” means the period commencing on the occurrence of a Change of Control or, as the case may be, a Change of Control Triggering Event and ending 60 calendar days following the Change of Control or, as the case may be, the Change of Control Triggering Event or, if later than 60 days following the date on which the Relevant Notice as required by Condition 6(g) in relation to the Relevant Event is given.

“Restricted Affiliate” means any direct or indirect Minority Owned Affiliate of the Issuer or a Restricted Subsidiary of the Issuer that has been designated in a Board Resolution as a Restricted Affiliate based on a determination by the Board of Directors that (i) the Issuer has, directly or indirectly, the requisite control over such Minority Owned Affiliate to prevent it from Incurring any Debt, or taking any other action at any time, in contravention of any of the provisions of these Conditions that are applicable to Restricted Affiliates or (ii) the Minority Owned Affiliate is a joint venture with at least one or more Strategic Investors.  Upon designating any Minority Owned Affiliate as a Restricted Affiliate, the Issuer will be required to promptly deliver to the Trustee an Officer’s Certificate certifying that such designation complied with the Conditions and including a certified copy of the Board Resolution approving such designation.

“Restricted Group”, when used in respect of the Issuer, means the Issuer, the Restricted Subsidiaries and Restricted Affiliates of the Issuer, and the Restricted Subsidiaries of such Restricted Affiliates, taken together on a consolidated basis.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Retroactive Adjustment” has the meaning provided in Condition 6(c).

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., a New York corporation and its successors.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to assets or property now owned or hereafter acquired whereby the Issuer, a Restricted Subsidiary of the Issuer, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate transfers such assets or property to another Person and the Issuer, such Restricted Subsidiary of the Issuer, such Restricted Affiliate or such Restricted Subsidiary of a Restricted Affiliate leases it from such Person.

“SDRs” mean Swedish Depositary Receipts representing Ordinary Shares issued by the Depositary pursuant to the Swedish Deposit Agreement.

“Securities” means any securities including, without limitation, shares or options, warrants or other rights to subscribe for or purchase or acquire shares.

“Securities Act” means the Securities Act of 1933, as amended (or any successor act) and the rules and regulations thereunder.

“Securities Lending Agreement” means the securities lending agreement between Millicom Telecommunications S.A. and Deutsche Bank AG London Branch with respect to the Tele2 AB shares for which the Mandatorily Exchangeable Notes are exchangeable.

“Securitisation Entity” means a Wholly Owned Restricted Subsidiary (or a Wholly Owned Subsidiary of another Person) to which the Issuer or any Subsidiary of the Issuer transfers Receivables and Related Assets, that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors (as provided below) as a Securitisation Entity and

(a)                   no portion of the Debt or any other obligations (contingent or otherwise) of which:

(i)             is guaranteed by the Issuer, any Restricted Subsidiary of the Issuer, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate (excluding Guarantees (other than the principal of, and interest on, Debt) pursuant to Standard Securitisation Undertakings);

(ii)          is recourse to or obligates the Issuer, any Restricted Subsidiary of the Issuer, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate (other than such Securitisation Entity) in any way other than pursuant to Standard Securitisation Undertakings; or

(iii)       subjects any property or asset of the Issuer, any Restricted Subsidiary of the Issuer, any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate (other than such Securitisation Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitisation Undertakings;

(b)                  with which neither the Issuer, any Restricted Subsidiary of the Issuer, any Restricted Affiliate nor any Restricted Subsidiary of a Restricted Affiliate (other than such Securitisation Entity) has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes at the time it enters into such contract, agreement, arrangement or understanding to be no less favourable to the Issuer, such Restricted Subsidiary, such Restricted Affiliate or such Restricted Subsidiary of a Restricted Affiliate than those that might be obtained at the time from persons that are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity; and

(c)                   to which neither the Issuer, any Restricted Subsidiary of the Issuer, any Restricted Affiliate nor any Restricted Subsidiary of a Restricted Affiliate (other than such Securitisation Entity) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Upon designation of a Subsidiary as a Securitisation Entity, the Issuer shall promptly deliver to the Trustee an Officer’s Certificate certifying that such designation complied with the Conditions and including a certified copy of the Board Resolution approving such designation.

“Shareholders” means the holders of Ordinary Shares.

“Significant Restricted Group Member” means (a) any Restricted Subsidiary of the Issuer, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate which, for each of the two most recently completed fiscal years for which financial statements are available, accounted for 15% or more, or (b) any combination of two or more Restricted Subsidiaries of the Issuer, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates which, for each of the two most recently completed fiscal years for which financial statements are available, together accounted for 30% or more, in each case, of Operating Income of the Issuer and its Restricted Group for such period (determined on a consolidated basis in accordance with International Financial Reporting Standards).

“Specified Date” has the meaning provided in Condition 6(b)(vii) and (viii).

“Spin-Off” means:

(a)                   a distribution of Spin-Off Securities by the Issuer to Shareholders as a class; or

(b)                  any transfer of any property or assets (including cash or shares or securities of or in or issued or allotted by any entity) by any entity (other than the Issuer) to Shareholders as a class or, in the case of or in connection with a Newco Scheme, Existing Shareholders, as a class (but excluding the issue and allotment of shares by Newco to Existing Shareholders), pursuant in each case to any arrangements with the Issuer or any of its Subsidiary.

“Spin-Off Securities” means equity share capital of an entity other than the Issuer.

“Standard Securitisation Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer, any Restricted Subsidiary, any Restricted Affiliate or any Restricted

Subsidiary of a Restricted Affiliate that are reasonably customary in an accounts receivable securitisation transaction.

“Stated Maturity”, when used with respect to any security or any instalment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such instalment of interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred) and in relation to the Bonds means the Final Maturity Date.

“Strategic Investor” means a corporation, partnership or other entity engaged in one or more telecommunications businesses that (i) has, or is a Subsidiary of a Person that has, an equity market capitalisation in excess of U.S.$2.0 billion or book equity in excess of U.S.$1.0 billion, or (ii) in the good faith determination of the Board of Directors, has the largest market share in its home market.

“Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Swedish Deposit Agreement” means the Swedish Deposit Agreement dated 5 March 2004 between the Issuer and the Depositary, on the same may be amended, varied or supplemented and as amended and restated from time to time.

“Unrestricted Affiliate” means any Minority Owned Affiliate of the Company which is not a Restricted Affiliate.

“Unrestricted Subsidiary” means (1) Millicom Peru S.A., (2) any Subsidiary of the Issuer or a Restricted Affiliate designated as such by the Board of Directors as set forth below where no default with respect to any Debt, Lien or other obligation of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Issuer and its Subsidiaries (other than another Unrestricted Subsidiary) or any Restricted Affiliate or any Restricted Subsidiary of a Restricted Affiliate to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity and (3) any Subsidiary of an Unrestricted Subsidiary or an Unrestricted Affiliate.  The Board of Directors may designate any Subsidiary of the Issuer or a Restricted Affiliate to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock or Debt of, or owns or holds any Lien on any property of, any other Subsidiary of the Issuer or such Restricted Affiliate which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; provided that either (x) the Subsidiary to be so designated has total assets of U.S.$100,000 or less or (y) has otherwise been designated as an Unrestricted Subsidiary pursuant to and in accordance with the Indenture, and provided further that for so long as any of the 10% Senior Notes or any indebtedness relating to any such refinancing remains outstanding the Board of Directors may not designate any Subsidiary of the Issuer or a Restricted Affiliate to be an Unrestricted Subsidiary unless such Subsidiary shall have been designated as an Unrestricted Subsidiary pursuant to and in accordance with Indenture or any indenture, instrument or agreement relating to the refinancing of the 10% Senior Notes.  Upon designation of a Subsidiary as an Unrestricted Subsidiary, the Issuer shall promptly deliver to the Trustee an Officer’s Certificate certifying that such designation complied with the Conditions and including a certified copy of the Board Resolution approving such designation.

“Vice President”, when used with respect to the Issuer, or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Volume Weighted Average Price” means, in respect of an Ordinary Share or, as the case may be, a Spin-Off Security on any dealing day, the volume-weighted average price of an Ordinary Share or, as the case may be, a Spin-Off Security published by or derived (in the case of an Ordinary Share) from the Relevant Exchange or (in the case of a Spin-Off Security) from the principal stock exchange or securities market on which such Spin-Off Securities are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined to be appropriate by an Independent Financial Adviser on such dealing day, provided that on any such dealing day where such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share or a Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Financial Adviser considers appropriate to reflect any consolidation or sub-division of the Ordinary Shares or any issue of Ordinary Shares by way of capitalisation of profits or reserves, or any like or similar event.

References to any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

For the purposes of Conditions 6(b), (c) and (f) and Condition 11 only, (a) references to the “issue” of Ordinary Shares shall include the transfer and/or delivery of Ordinary Shares by the Issuer or any of its Subsidiaries, whether newly issued and allotted or previously existing or held by or on behalf of the Issuer or any of its Subsidiaries, and (b) Ordinary Shares held by or on behalf of the Issuer or any of its Subsidiaries (and which, in the case of Condition 6(b)(iv) and (vi), do not rank for the relevant right or other entitlement) shall not be considered as or treated as “in issue”.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

“2% Notes” means the Issuer’s 2% Senior Convertible PIK Notes due 2006, as the same may be outstanding from time to time.

“10% Senior Notes” means the Issuer’s 10% Senior Notes due 2013 as the same may be outstanding from time to time.

4                                      Registration and Transfer of Bonds

(a)                            Registration

The Issuer will cause a register (the “Register”) to be kept at the registered office of the Issuer and at the specified office of the Registrar outside the United Kingdom on which will be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers, redemptions and conversions of Bonds.

 (b)                         Transfer

Bonds may, subject to the terms of the Agency Agreement and to Conditions 4(c) and 4(d), be transferred in whole or in part in an authorised denomination by lodging the relevant Bond (with the form of application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or any Paying, Transfer and Conversion Agent.

No transfer of a Bond will be valid unless and until entered on the Register.  A Bond may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

The Registrar will within seven business days in the place of the specified office of the Registrar of receiving any duly made application for the transfer of a Bond, deliver a new Bond, to the transferee (and, in the case of a transfer of part only of a Bond, deliver a Bond for the untransferred balance to the transferor), at the specified office of the Registrar, or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Bond by uninsured mail to such address as the transferee or, as the case may be, the transferor may request.

(c)                             Formalities Free of Charge

Such transfer will be effected without charge subject to (i) the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith, (ii) the Registrar being satisfied with the documents of title and/or identity of the person making the application and (iii) such reasonable regulations as the Issuer may from time to time agree with the Registrar and the Trustee.

(d)                            Closed Periods

Neither the Issuer nor the Registrar will be required to register the transfer of any Bond (or part thereof) (i) during the period of 15 days immediately prior to the Final Maturity Date or any earlier date fixed for redemption of the Bonds pursuant to Condition 7(b) or 7(c); (ii) in respect of which a Conversion Notice has been delivered in accordance with Condition 6(h); (iii) in respect of which the holder has exercised his right to require the Issuer to redeem pursuant to Condition 7(f); or (iv) during the period of 15 days ending on (and including) any Record Date (as defined in Condition 8(c)) in respect of any payment of interest on the Bonds.

5                                      Interest

(a)                            Interest Rate

The Bonds bear interest from and including the Closing Date at the rate of 4.00 per cent. per annum, payable semi-annually in equal instalments in arrear on January 7 and July 7 in each year (each an “Interest Payment Date”), commencing on July 7, 2005.  The amount of interest payable on each Interest Payment Date shall be U.S.$200 in respect of each U.S.$10,000 principal amount of Bonds.  The amount of interest payable in respect of a Bond for any period which is not an Interest Period shall be calculated on the basis of a 360 day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.  “Interest Period” means the period beginning on (and including) the Closing Date and ending on (but excluding) July 7, 2005 (being the first Interest Payment Date) and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

(b)                            Accrual of Interest

Each Bond will cease to bear interest (i) where the Conversion Right shall have been exercised by a Bondholder, from the Interest Payment Date immediately preceding the relevant Conversion Date or, if none, the Closing Date (subject in any such case as provided in Condition 6(j)) or (ii) where such Bond is being redeemed or repaid pursuant to Condition 7 or Condition 10, from the due date for redemption thereof unless, upon due presentation thereof, payment of principal is improperly withheld or refused, in which event interest will continue to accrue as provided in the Trust Deed.

6                                      Conversion of Bonds

(a)                            Conversion Period and Conversion Price

Each Bond shall entitle the holder (such right a “Conversion Right”) to convert such Bond into fully paid Ordinary Shares and/or SDRs representing fully paid Ordinary Shares (at the option of the relevant Bondholder), subject to and as provided in these conditions.

The number of Ordinary Shares to be issued on exercise of a Conversion Right shall be determined by dividing the authorised denomination of the relevant Bond in respect of which such Conversion Right shall have been exercised by the conversion price (the “Conversion Price”) in effect on the relevant Conversion Date. If and to the extent that a Bondholder shall have elected to receive SDRs in respect of an authorised denomination of Bonds on exercise of a Conversion Right, then the number of SDRs shall be determined by dividing the Ordinary Shares to be issued on such exercise by the number of Ordinary Shares represented by an SDR on such Conversion Date. As at the Closing Date, each SDR represents one Ordinary Share.

The initial Conversion Price is U.S.$34.86 per Ordinary Share. The Conversion Price is subject to adjustment in the circumstances described in Condition 6(b).

A Bondholder may exercise the Conversion Right in respect of a Bond by delivering such Bond to the specified office of any Paying, Transfer and Conversion Agent in accordance with Condition 6(h) whereupon the Issuer shall issue, or procure the delivery, to the Bondholder of Ordinary Shares credited as paid up in full as provided in this Condition 6.

Subject to, and upon compliance with, the provisions of these Conditions, the Conversion Right in respect of a Bond may be exercised, at the option of the holder thereof, at any time (subject to any applicable fiscal or other laws or regulations and as hereinafter provided) from February 17, 2005 to the close of business (at the place where the relevant Bond is delivered for conversion) on December 28, 2009, which is the date falling 10 days prior to the Final Maturity Date (both days inclusive) or, if the Bonds shall have been called for redemption pursuant to Condition 7(b) or 7(c) prior to the Final Maturity Date, then up to the close of business (at the place aforesaid) on the tenth day before the date fixed for redemption thereof, unless there shall be default in making payment in respect of such Bond on such date fixed for redemption, in which event the Conversion Right shall extend up to the close of business (at the place aforesaid) on the date on which the full amount of such payment becomes available for payment and notice of such availability has been duly given in accordance with Condition 17 or, if earlier, the Final Maturity Date; provided that, in each case, if the final such date for the exercise of Conversion Rights is not a business day at the place aforesaid, then the period for exercise of the Conversion Right by Bondholders shall end on the immediately preceding business day at the place aforesaid.

Conversion Rights may not be exercised (i) in respect of a Bond where the Bondholder shall have exercised its right to require the Issuer to redeem such Bond pursuant to Condition 7(f) or (ii) following the giving of notice by the Trustee pursuant to Condition 10.

Conversion Rights may not be exercised by a Bondholder in circumstances where the relevant Conversion Date would fall during the period commencing on the Record Date in respect of any payment of interest on the bonds and ending on the relevant Interest Payment Date (both days inclusive).

The period during which Conversion Rights may be exercised by a Bondholder is referred to as the “Conversion Period”.

Conversion Rights may only be exercised in respect of an authorised denomination, and the election to receive Ordinary Shares or SDRs may, in each case only be exercised in respect of an authorised denomination. Where Conversion Rights are exercised in respect of part only of a Bond, the old Bond shall be cancelled and a new Bond for the balance thereof shall be issued in lieu thereof without charge but upon payment by the holder of any taxes, duties and other governmental charges payable in connection therewith and the Registrar will within seven business days, in the place of the specified office of the Registrar, following the relevant Conversion Date deliver such new Bond to the Bondholder at the specified office of the Registrar or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary mail, at the expense of the Bondholder) mail the new Bond by uninsured mail to such address as the Bondholder may request.

Fractions of Ordinary Shares or SDRs will not be issued on conversion or pursuant to Condition 6(c) and no cash payment or adjustment will be made in lieu thereof. However, if the Conversion Right in respect of more than one Bond is exercised at any one time such that Ordinary Shares or SDRs to be issued on conversion or pursuant to Condition 6(c) are to be registered in the same name, the number of such Ordinary Shares or SDRs to be issued in respect thereof shall be calculated on the basis of the aggregate principal amount of such Bonds being so converted and rounded down to the nearest whole number of Ordinary Shares or SDRs, as the case may be.

Where a Bondholder shall have elected in the relevant Conversion Notice to receive Ordinary Shares or be deemed to have elected to receive Ordinary Shares, the Issuer will procure that the Ordinary Shares to be issued on conversion will be issued to the holder of the Bonds completing the relevant Conversion Notice or his nominee. Where a Bondholder shall have elected in the relevant Conversion Notice to receive SDRs, the Issuer will procure that the Ordinary Shares to be issued on conversion and to be represented by such SDRs will be issued to and registered in the name of the Depositary. Such Ordinary Shares and, where applicable, such SDRs will be deemed to be issued as of the relevant Conversion Date. Any Additional Shares and any Additional SDRs to be issued pursuant to Condition 6(c) will be deemed to be issued as of the date the relevant Retroactive Adjustment takes effect or as at the date of issue of Ordinary Shares if the adjustment results from the issue of Ordinary Shares (each such date, the “Reference Date”).

(b)                            Adjustment of Conversion Price

Upon the happening of any of the events described below, the Conversion Price shall be adjusted as follows and notice will be given to the Trustee and to the Bondholders in accordance with Condition 17:

(i)                                   If and whenever there shall be a consolidation, reclassification or subdivision, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such consolidation, reclassification or subdivision by the following fraction:

where:

A	=	is the aggregate number of Ordinary Shares in issue immediately before such consolidation, reclassification or subdivision, as the case may be; and

B	=	is the aggregate number of Ordinary Shares in issue immediately after, and as a result of, such consolidation, reclassification or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification or subdivision, as the case may be, takes effect.

(ii)                               If and whenever the Issuer shall issue any Ordinary Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Ordinary Shares issued instead of the whole or part of a cash Dividend which the Shareholders would or could otherwise have received or (2) where the Shareholders may elect to receive a cash Dividend in lieu of such Ordinary Shares, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

where:

A is the aggregate nominal amount of the issued Ordinary Shares immediately before such issue; and

B is the aggregate nominal amount of the issued Ordinary Shares immediately after such issue.

Such adjustment shall become effective on the date of issue of such Ordinary Shares.

(iii)                            If and whenever the Issuer shall pay or make any Dividend to the Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the relevant Dividend by the following fraction:

where:

A is the Current Market Price (as defined below) of one Ordinary Share on the dealing day immediately preceding the date of the first public announcement of the relevant Dividend or, in the case of a purchase of Ordinary Shares or any receipts or certificates representing shares by or on behalf of the Issuer or any Subsidiary of the Issuer, on which such Ordinary Shares are purchased or, in the case of a Spin-Off, is the mean of the Volume Weighted Average Prices of an Ordinary Share for the five consecutive dealing days ending on the dealing day immediately preceding the first date on which the Ordinary Shares are traded ex- the relevant Spin-Off; and

B is the portion of the Fair Market Value (as defined below), with such portion being determined by dividing the Fair Market Value of the aggregate Dividend by the number of Ordinary Shares entitled to receive the relevant Dividend (or, in the case of a purchase of Ordinary Shares or any receipts or certificates representing shares by or on behalf of the Issuer or any Subsidiary of the Issuer, by the number of Ordinary Shares in issue immediately prior to such purchase), of the Dividend attributable to one Ordinary Share.

Such adjustment shall become effective on the date on which such Dividend is paid or made or, in the case of a purchase of Ordinary Shares or any receipts or certificates representing Ordinary Shares, on the date such purchase is made or, in any such case if later, the first date upon which the Fair Market Value of the Dividend is capable of being determined as provided herein.

For the purposes of the above, the Fair Market Value of a Dividend shall (subject as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the date of the first public announcement of the relevant Dividend, and in the case of a Spin-Off, the fair market value of the relevant Dividend shall be the Fair Market Value of the relevant Spin-Off Securities or, as the case may be, the relevant property or assets.

(iv)                           If and whenever the Issuer shall issue Ordinary Shares to Shareholders as a class by way of rights, or issue or grant to Shareholders as a class by way of rights, options, warrants or other rights to subscribe for or purchase any Ordinary Shares, in each case at a price per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share on the dealing day immediately preceding the date of the first public announcement of the terms of the issue or grant of such Ordinary Shares, options, warrants or other rights, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

where:

A is the number of Ordinary Shares in issue immediately before such announcement;

B is the number of Ordinary Shares which the aggregate amount (if any) payable for the Ordinary Shares issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Ordinary Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Ordinary Share; and

C is the number of Ordinary Shares issued or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

Such adjustment shall become effective on the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Exchange.

(v)                              If and whenever the Issuer shall issue any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase any Ordinary Shares) to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase Ordinary Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

where:

A is the Current Market Price of one Ordinary Share on the dealing day immediately preceding the first date on which the terms of such issue or grant are publicly announced; and

B is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Ordinary Share.

Such adjustment shall become effective on the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Exchange.

(vi)                           If and whenever the Issuer shall issue (otherwise than as mentioned in sub-paragraph (b)(iv) above) wholly for cash or for no consideration any Ordinary Shares (other than Ordinary Shares issued on the exercise of Conversion Rights or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, Ordinary Shares) or issue or grant (otherwise than as mentioned in sub-paragraph (b)(iv) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase any Ordinary Shares (other than the Bonds, which term shall include any further bonds issued pursuant to Condition 18 and consolidated and forming a single series with the Bonds), in each case at a price per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share on the dealing day immediately preceding the date of the first public announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

where:

A is the number of Ordinary Shares in issue immediately before the issue of such Ordinary Shares or the grant of such options, warrants or rights;

B is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the issue of such additional Ordinary Shares or, as the case may be, for the Ordinary Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Ordinary Share; and

C is the number of Ordinary Shares to be issued pursuant to such issue of such Ordinary Shares or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

Such adjustment shall become effective on the date of issue of such additional Ordinary Shares or, as the case may be, the grant of such options, warrants or rights.

(vii)                        If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity (otherwise than as mentioned in sub-paragraphs (b)(iv), (b)(v) or (b)(vi) above) shall issue wholly for cash or for no consideration any Securities (other than the Bonds, which term shall for this purpose exclude any further bonds issued pursuant to Condition 18 and consolidated and forming a single series with the Bonds) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be redesignated as Ordinary Shares, and the consideration per Ordinary Share receivable upon conversion, exchange, subscription or redesignation is less than 95 per cent. of the Current Market Price per Ordinary Share on the dealing day immediately preceding the date of the first public announcement of the terms of issue of such Securities (or the terms of such grant), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue (or grant) by the following fraction:

where:

A is the number of Ordinary Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Ordinary Shares which have been issued by the Issuer for the purposes of or in connection with such issue, less the number of such Ordinary Shares so issued);

B is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to such Securities or, as the case may be, for the Ordinary Shares to be issued or to arise from any such redesignation would purchase at such Current Market Price per Ordinary Share; and

C is the maximum number of Ordinary Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange or subscription price or rate or, as the case may be, the maximum number of Ordinary Shares which may be issued or arise from any such redesignation.

Provided that if at the time of issue of the relevant Securities or date of grant of such rights (as used in this sub-paragraph (b)(vii) the “Specified Date”) such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or, as the case may be, such Securities are redesignated or at such other time as may be provided) then for the purposes of this sub-paragraph (b)(vii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, redesignation had taken place on the Specified Date.

Such adjustment shall become effective on the date of issue of such Securities or, as the case may be, the grant of such rights.

(viii)                     If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such Securities (other than the Bonds and any further bonds issued pursuant to Condition 18 and consolidated and forming a single series therewith) as are mentioned in sub-paragraph (b)(vii) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Ordinary Share receivable has been reduced and is less than

95 per cent. of the Current Market Price per Ordinary Share on the dealing day immediately preceding the date of the first public announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such modification by the following fraction:

where:

A is the number of Ordinary Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Ordinary Shares which have been issued, purchased or acquired by the Issuer or any Subsidiary of the Issuer (or at the direction or request or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) for the purposes of or in connection with such issue, less the number of such Ordinary Shares so issued, purchased or acquired);

B is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to the Securities so modified would purchase at such Current Market Price per Ordinary Share or, if lower, the existing conversion, exchange or subscription price of such Securities; and

C is the maximum number of Ordinary Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as an Independent Financial Adviser shall consider appropriate for any previous adjustment under this sub-paragraph or sub-paragraph (b)(vii) above.

Provided that if at the time of such modification (as used in this sub-paragraph (b)(viii) the “Specified Date”) such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or at such other time as may be provided) then for the purposes of this paragraph (b)(viii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange or subscription had taken place on the Specified Date.

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such Securities.

(ix)                             If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall offer any Securities in connection with which offer Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Conversion Price falls to be adjusted under sub-sub-paragraphs (b)(ii), (iii), (iv), (vi) or (vii) above or (x) below (or would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent. of the Current Market Price per Ordinary Share on the relevant dealing day) or under sub-paragraph (b)(v) above) the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the making of such offer by the following fraction:

where:

A is the Current Market Price of one Ordinary Share on the dealing day immediately preceding the date on which the terms of such offer are first publicly announced; and

B is the Fair Market Value on the date of such announcement of the portion of the relevant offer attributable to one Ordinary Share.

Such adjustment shall become effective on the first date on which the Ordinary Shares are traded ex-rights on the Relevant Exchange.

(x)                                If a Change of Control shall occur, then upon any exercise of Conversion Rights where the Conversion Date falls during the Relevant Period, the Conversion Price shall be as set out below, but in each case adjusted, if appropriate, under this Condition 6(b).

Conversion Date	Conversion Price
(U.S.$)
On or before January 7, 2006	25.564
Thereafter, but on or before January 7, 2007	27.888
Thereafter, but on or before January 7, 2008	30.212
Thereafter, but on or before January 7, 2009	32.536
Thereafter, but on or before the Final Maturity Date	34.860

(xi)                             If the Issuer determines that an adjustment should be made to the Conversion Price as a result of one or more circumstances not referred to above in this Condition 6(b) (even if the relevant circumstance is specifically excluded from the operation of sub-paragraphs (b)(i) to (x) above), the Issuer shall, at its own expense and acting reasonably, request an Independent Financial Adviser to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this sub-paragraph (b)(xi) if such Independent Financial Adviser is so requested to make such a determination not more than 21 days after the date on which the relevant circumstance arises and if the adjustment would result in a reduction to the Conversion Price.

Notwithstanding the foregoing provisions, where the events or circumstances giving rise to any adjustment pursuant to this Condition 6(b) have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Issuer, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be advised by an Independent Financial Adviser to be in its opinion appropriate to give the intended result and provided further that, for the avoidance of doubt, the issue of Ordinary Shares pursuant to the exercise of Conversion Rights shall not result in an adjustment to the Conversion Price.

For the purpose of any calculation of the consideration receivable or price pursuant to sub-paragraphs (iv), (vi), (vii) and (viii), the following provisions shall apply:

(a)           the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash;

(b)          (x) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (y) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by the Issuer to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the date of the first public announcement of the terms of issue of such Securities or, as the case may be, such options, warrants or rights, plus in the case of each of (x)

and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Ordinary Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(c)           if the consideration or price determined pursuant to (a) or (b) above (or any component thereof) shall be expressed in a currency other than U.S. dollars it shall be converted into U.S. dollars at such rate of exchange as may be determined in good faith by an Independent Financial Adviser to be the spot rate ruling at the close of business on the date of the first public announcement of the terms of issue of such Securities (or if no such rate is available on that date, the equivalent rate on the immediately preceding date on which such rate is available); and

(d)          in determining consideration or price pursuant to the above, no deduction shall made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or Securities or otherwise in connection therewith.

(c)                             Retroactive Adjustments

If the Conversion Date in relation to any Bond shall be after the record date for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Condition 6(b)(ii) (iii), (iv), (v) or (ix), or any such issue as is mentioned in Condition 6(b)(vi) and (vii) which is made to the Shareholders or any of them, but before the relevant adjustment becomes effective under Condition 6(b) (such adjustment, a “Retroactive Adjustment”), the Issuer shall (conditional upon the relevant adjustment becoming effective) procure that there shall be issued to the converting Bondholder, in accordance with the instructions contained in the Conversion Notice: (i) in respect of the authorised denomination of Bonds in respect of which the relevant Bondholder shall have elected to receive Ordinary Shares or be deemed to have elected to receive Ordinary Shares, such additional number of Ordinary Shares (if any) (the “Additional Shares”) as, together with the Ordinary Shares issued or to be issued on conversion of the relevant Bond in respect of such authorised denomination (together with any fraction of an Ordinary Share not so issued), is equal to the number of Ordinary Shares which would have been required to be issued on conversion in respect of such authorised denomination of such Bond; and/or (ii) in respect of the authorised denomination of Bonds in respect of which the relevant Bondholders shall have elected to receive SDRs, such additional number of SDRs (if any) (the “Additional SDRs”) as, together with the SDRs issued or to be issued on conversion of the relevant Bond in respect of such authorised denomination (together with any fraction of an SDR not so issued) is equal to the number of SDRs which would have been required to be issued upon conversion in respect of such authorised denomination of such Bond, in each case as if the relevant adjustment (more particularly referred to in the said provisions of Condition 6(b)) to the Conversion Price had in fact been made and become effective immediately after the relevant record date.

(d)                            Decision of an Independent Financial Adviser

If any doubt shall arise as to the appropriate adjustment to the Conversion Price, and following consultation between the Issuer and an Independent Financial Adviser a written opinion of such Independent Financial Adviser in respect of such adjustment to the Conversion Price shall be conclusive and binding on all concerned, save in the case of manifest error or any mistake or error which is proved to the Trustee’s satisfaction to be such.

(e)                             Employees’ Share Schemes

No adjustment will be made to the Conversion Price where Ordinary Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, appropriated, modified or granted to, or for the benefit of, employees or former employees (including Directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Issuer or any of its Subsidiaries or any associated company or to trustees to be held for the benefit of any such person, in any such case pursuant to any employees’ share or option scheme.

(f)                                Rounding Down and Notice of Adjustment to the Conversion Price

On any adjustment, the resultant Conversion Price, if not an integral multiple of U.S.$0.01, shall be rounded down to the nearest whole multiple of U.S.$0.01. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time.

Notice of any adjustments to the Conversion Price shall be given to Bondholders in accordance with Condition 17 promptly after the determination thereof.

(g)                            Change of Control/Change of Control Triggering Event

Following the occurrence of (i) a Change of Control or (ii) a Change of Control Triggering Event, the Issuer shall give notice thereof to the Trustee and to the Bondholders in accordance with Condition 17 (a “Relevant Notice”) within 14 calendar days of the first day on which it becomes so aware.

The Relevant Notice shall (in the case of a Change of Control) contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights as provided in these Conditions and the Conversion Price applicable in consequence of the Change of Control as set out in Condition 6(b)(x), as adjusted where appropriate or (in the case of a Change of Control Triggering Event) to exercise their rights to require redemption of the Bonds pursuant to Condition 7(f). The Relevant Notice shall also specify:

(i)                  all information material to Bondholders concerning the Change of Control or, as the case may be, the Change of Control Triggering Event;

(ii)               (in the case of a Change of Control) the Conversion Price immediately prior to the occurrence of the Change of Control and the Conversion Price applicable pursuant to Condition 6(b)(ix) during the Relevant Period;

(iii)            the closing price of the Ordinary Shares as derived from the Relevant Exchange as at the latest practicable date prior to the publication of such notice;

(iv)           (in the case of a Change of Control) the last day of the Relevant Period; and

(v)              such other information relating to the Change of Control or, as the case may be, the Change of Control Triggering Event as the Trustee may require.

The Trustee shall not be required to take any steps to ascertain whether a Change of Control or a Change of Control Triggering Event or any event which could lead to a Change of Control or a Change of Control Triggering Event has occurred or may occur.

(h)                            Procedure for Conversion

A Conversion Right may be exercised by a Bondholder during the Conversion Period by delivering the relevant Bond to the specified office of any Paying, Transfer and Conversion Agent, during its usual business hours, accompanied by a duly completed and signed notice of conversion (a “Conversion Notice”) in the form (for the time being current) obtainable from any Paying, Transfer and Conversion Agent. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Paying, Transfer and Conversion Agent to whom the relevant Conversion Notice is delivered is located. If such delivery is made after the end of normal business hours or on a day which is not a business day in the place of the specified office of the relevant Paying, Transfer and Conversion Agent, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following such business day.

Each Bondholder shall have the right to elect to receive in respect of any authorised denomination of Bonds in respect of which Conversion Rights are exercised, Ordinary Shares or SDRs, and shall be entitled to elect to receive both Ordinary Shares and SDRs in respect of any Bond in respect of which Conversion Rights are exercised, provided that any such election shall be in respect of an authorised denomination. Such election shall be made in the relevant Conversion Notice. In the absence of any such election, the Bondholder shall be deemed to have elected to receive Ordinary Shares in respect of the entire authorised denomination of each Bond in respect of which Conversion Rights are exercised.

A Conversion Notice, once delivered (and any such election, or deemed election, as provided above), shall be irrevocable.

The conversion date in respect of a Bond (the “Conversion Date”) shall be the Luxembourg business day immediately following the date of such delivery and, if applicable, the making of any payment to be made as provided below.

A Bondholder exercising a Conversion Right must pay any taxes and capital, stamp, issue and registration duties arising on conversion (other than any taxes or capital duties or stamp duties payable in the United States of America, Luxembourg or Sweden in respect of the allotment and issue of Ordinary Shares and any SDRs on such conversion (including any Additional Shares and Additional SDRs), which shall be paid by the Issuer) and such Bondholder must pay all, if any, taxes arising by reference to any disposal or deemed disposal of a Bond or interest therein in connection with such conversion. The Issuer will pay all expenses, charges and fees of the Depositary and/or any custodian for the Depositary in connection with the deposit of any relevant Ordinary Shares (including any Additional Shares) and issue of SDRs (including any Additional SDRs) pursuant to the Deposit Agreement on conversion.

Where the relevant Bondholder shall have elected or be deemed to have elected to receive Ordinary Shares, the Issuer shall procure that within 7 days that are business days in each of New York, London and Luxembourg following the relevant Conversion Date, Ordinary Shares to be issued on exercise of Conversion Rights are issued in definitive form through the Issuer’s issuing agent (currently American Stock Transfer & Trust Co.) and delivered to, or at the direction of, the relevant Bondholder.  Unless otherwise required to ensure compliance with U.S. securities laws, such shares shall be issued in a form eligible for settlement through the facilities of the Depository Trust Company and representing good delivery for the purposes of settlement on the NASDAQ.  If the Issuer determines that compliance with U.S. securities laws so requires, shares may be issued bearing a legend substantially similar to that set forth in Condition 1(a), unless the holder provides the Issuer with such certifications, legal opinions or other information as the Issuer may reasonably require to confirm that the Ordinary Shares may be transferred pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Within 7 days that are business days in each of Stockholm, London and Luxembourg following the relevant Conversion Date or, as the case may be, Reference Date, in respect of an exercise of Conversion Rights where the relevant Bondholder shall have elected to receive SDRs, the Issuer shall:

(i)                  procure that the relevant Ordinary Shares to be represented by such SDRs are deposited with the Depositary or with the custodian appointed by the Depositary, through registration of the Depositary or such custodian as owner of the relevant Ordinary Shares in the Issuer’s share register; and

(ii)               procure that the Depositary issues SDRs to the relevant Bondholder or his nominee by way of registration in a Swedish CSD Register maintained by VPC AB in accordance with the Financial Instruments Registration Act (SFS 1998: 1479) of Sweden.

(i)                               Ordinary Shares and SDRs

(i)                  Ordinary Shares issued upon conversion of the Bonds will be fully paid and non-assessable and will in all respects rank pari passu with the fully paid Ordinary Shares in issue on the relevant Conversion Date or, in the case of Additional Shares, on the relevant Reference Date (except in any such case for any right excluded by mandatory provisions of applicable law), except that the Ordinary Shares or, as the case may be, the Additional Shares so issued will not rank for any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior the relevant Conversion Date or, as the case may be, the relevant Reference Date.

(ii)               the SDRs issued upon conversion of the Bonds will in all respects rank pari passu with the SDRs in issue on the relevant Conversion Date or, in the case of Additional SDRs, on the relevant Reference Date, except that the SDRs or, as the case may be, the Additional SDRs so issued will not rank for any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the relevant Conversion Date or, as the case may be, the relevant Reference Date.

(iii)            Save as provided in Condition 6(k), no payment or adjustment shall be made on conversion for any interest which otherwise would have accrued on the relevant Bonds since the last Interest Payment Date preceding the Conversion Date relating to such Bonds (or, if such Conversion Date falls before the first Interest Payment Date, since the Closing Date).

(j)                                Interest on Conversion

If any notice requiring the redemption of any Bonds is given pursuant to Condition 7(b) or 7(c) on or after the fifteenth Luxembourg business day prior to a record date which has occurred since the last Interest Payment Date (or in the case of the first Interest Period, since the Closing Date) (whether such notice is given before, on or after such record date) in respect of any Dividend or distribution payable in respect of the Ordinary Shares where such notice specifies a date for redemption falling on or prior to the date which is 14 days after the Interest Payment Date next following such record date, interest shall accrue on Bonds in respect of which Conversion Rights shall have been exercised and in respect of which the Conversion Date falls after such record date and on or prior to the Interest Payment Date next following such record date in respect of such Dividend or distribution, in each case from and including the preceding Interest Payment Date (or, if such Conversion Date falls before the first Interest Payment Date, from the Closing Date) to but excluding such Conversion Date. The Issuer shall pay any such interest or procure that any such interest is paid by not later than 14 days after the relevant Conversion Date by U.S. dollar cheque drawn on, or by transfer to, a U.S. dollar account maintained with, a bank in New York City in accordance with instructions given by the relevant Bondholder.

(k)                            Purchase or Redemption or Buy Back by the Issuer of its own Shares

The Issuer may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back its own shares (including Ordinary Shares and any certificates or receipts representing Ordinary Shares) without the consent of the Bondholders.

(l)                               No duty to Monitor

The Trustee shall not be under any duty to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price and will not be responsible to the Bondholders for any loss arising from any failure by it to do so.

(m)                          Consolidation, Amalgamation or Merger

Without prejudice to Condition 6(b)(x) or 7(f), in the case of any consolidation, amalgamation or merger of the Issuer with any other corporation (other than a consolidation, amalgamation or merger in which the Issuer is the continuing corporation), or in the case of any sale or transfer of all, or substantially all, of the assets of the Issuer, the Issuer will forthwith notify the Bondholders of such event in accordance with Condition 17 and (so far as legally possible) cause the corporation resulting from such consolidation, amalgamation or merger of the corporation which shall have acquired such assets, as the case may be, to execute a trust deed supplemental to the Trust Deed to ensure that the holder of each Bond then outstanding will have the right (during the period in which such Bond shall be exchangeable) to convert such Bond into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Ordinary Shares which would have become liable to be issued upon conversion of such Bond immediately prior to such consolidation, amalgamation, merger, sale or transfer. Such supplemental trust deed will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in Condition 6. The above provisions of this paragraph (e) will apply, mutatis mutandis to any subsequent consolidations, amalgamations, mergers, sales or transfers.

7                                      Redemption and Purchase

(a)                            Final Redemption

Unless previously purchased and cancelled, redeemed or converted as herein provided, the Bonds will be redeemed at their principal amount on the Final Maturity Date. The Bonds may only be redeemed at the option of the Issuer prior to the Final Maturity Date in accordance with Condition 7(b) or 7(c).

(b)                            Redemption at the Option of the Issuer

On giving not less than 30 nor more than 90 days’ notice (an “Optional Redemption Notice”) to the Trustee and to the Bondholders in accordance with Condition 17, the Issuer may redeem all but not some only of the Bonds on the date (the “Optional Redemption Date”) specified in the Optional Redemption Notice at their principal amount together with accrued interest up to but excluding the Optional Redemption Date:

(i)                  at any time on or after January 21, 2008, if on each of more than 20 dealing days during any period of 30 consecutive dealing days ending not earlier than 14 days prior to the giving of the relevant Optional Redemption Notice, the closing price for an Ordinary Share as published by or derived from the Relevant Exchange on such dealing day exceeds 130 per cent. of the Conversion Price (as adjusted) in effect (or deemed to be in effect) on such dealing day; or

(ii)               if, at any time prior to the date the relevant Optional Redemption Notice is given, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) and/or redemptions effected in respect of 85 per cent. or more in principal amount of the Bonds originally issued.

For the purposes of Condition 7(b)(ii) the principal amount of the Bonds originally issued shall be the aggregate of the principal amount of the Bonds and the principal amount of any further bonds issued pursuant to Condition 18 and consolidated and forming a single series with the Bonds, but shall not take account of any Conversion Rights exercised or purchases and corresponding cancellations.

(c)                             Redemption for Taxation Reasons

The Bonds may be redeemed (subject to the provisions of Condition 7(d)) at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Bondholders in accordance with Condition 17 (which notice shall be irrevocable), at their principal amount (together with interest accrued to the date fixed for redemption) (the “Tax Redemption Date”), if (1) the Issuer satisfies the Trustee immediately prior to the giving of such Tax Redemption Notice that it has or will become obliged to pay Additional Amounts as defined in Condition 9 as a result of any change in, or amendment to, the laws or regulations of Luxembourg or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after December 1, 2004, and (2) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such Tax Redemption Notice shall be given earlier than 90 days prior to, nor later than 90 days after, the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any Tax Redemption Notice pursuant to this Condition 7(c), the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer stating that the obligation referred to in (1) above cannot be avoided by the Issuer taking reasonable measures available to it and the Trustee shall, without enquiring and without any liability therefore, be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in (2) above in which event it shall be conclusive and binding on the Bondholders.

(d)                            Bondholders’ Tax Option

If the Issuer gives a Tax Redemption Notice, each Bondholder will have the right to elect that his Bond(s) shall not be redeemed pursuant to such Tax Redemption Notice and that the provisions of Condition 9 shall not apply in respect of any payment of principal or interest to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date, whereupon no Additional Amounts shall be payable in respect thereof pursuant to Condition 9 and payment of all amounts shall be made subject to the deduction or withholding of Luxembourg taxation required to be withheld or deducted. To exercise a right pursuant to this Condition 7(d), the relevant Bondholder must present his Bond(s) together with a duly completed and signed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying, Transfer and Conversion Agent (a “Bondholder’s Exercise Notice”) on or before the day falling 15 days prior to the Tax Redemption Date at the specified office of any Paying, Transfer and Conversion Agent.

(e)                             Redemption Notices

Any Optional Redemption Notice or Tax Redemption Notice shall (subject in the case of a Tax Redemption Notice, to Condition 7(d)) be irrevocable. Any such notice shall specify (i) the Optional Redemption Date or, as the case may be, the Tax Redemption Date, (ii) the Conversion Price, the aggregate principal amount of the Bonds outstanding and the closing price of the Ordinary Shares as derived from the Relevant Exchange, in each case as at the latest practicable date prior to the publication of the relevant Redemption Notice and (iii) the last day on which Conversion Rights may be exercised by Bondholders.

(f)                                Redemption at the option of Bondholders

Following the occurrence of a Change of Control Triggering Event, the holder of each Bond will have the right to require the Issuer to redeem that Bond on the Put Date at its principal amount together with accrued interest. To exercise such right, the holder of the relevant Bond must present such Bond at the specified office of any Paying, Transfer and Conversion Agent together with a duly completed and signed notice of exercise (a “Put Exercise Notice”), in the form for the time being current, obtainable from the specified office of any Paying, Transfer and Conversion Agent at any time in the Relevant Period.

Payment in respect of any such Bond shall be made by U.S. dollar cheque drawn on, or by transfer to, a U.S. dollar account maintained with a bank in New York City specified by the relevant Bondholder in the applicable Put Exercise Notice.

A Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of Put Exercise Notices delivered as aforesaid on the Put Date.

(g)                            Purchase

Subject to the requirements (if any) of any stock exchange on which the Bonds may be listed at the relevant time, the Issuer or any Subsidiary of the Issuer may at any time purchase Bonds in the open market or otherwise at any price. Any purchase by tender shall be made available to all Bondholders alike. Such Bonds may be held, resold or reissued, or, at the option of the Issuer, surrendered to any Paying, Transfer and Conversion Agent for cancellation.

(h)                            Cancellation

All Bonds which are redeemed or in respect of which Conversion Rights are exercised will be cancelled and may not be reissued or resold.

(i)                               Multiple Notices

If more that one notice of redemption is given pursuant to this Condition 7, the first of such notices to be given shall prevail.

8                                      Payments

(a)                            Principal

Payment of the principal in respect of the Bonds and accrued interest payable on a redemption of the Bonds other than on an Interest Payment Date will be made to the persons shown in the Register at the close of business on the Record Date and subject to the surrender of the Bonds at the specified office of the Registrar or of any of the Paying, Transfer and Conversion Agents.

(b)                            Interest and other Amounts

(i)                  Payments of interest due on an Interest Payment Date will be made to the persons shown in the Register at close of business on the Record Date.

(ii)               Payments of all amounts other than as provided in Condition 8(a) and (b)(i) will be made as provided in these Conditions.

(c)                             Record Date

“Record Date” means the seventh business day, in the place of the specified office of the Registrar, before the due date for the relevant payment.

(d)                            Payments

Each payment in respect of the Bonds pursuant to Condition 8(a) and (b)(i) will be made by U.S. dollar cheque drawn on a branch of a bank in New York City mailed to the holder of the relevant Bond at his address appearing in the Register. However, upon application by the holder to the specified office of the Registrar or any Paying, Transfer and Conversion Agent not less than 15 days before the due date for any payment in respect of a Bond, such payment may be made by transfer to a U.S. dollar account maintained by the payee with a bank in New York City.

Where payment is to be made by cheque, the cheque will be mailed, on the business day preceding the due date for payment or, in the case of payments referred to in Condition 8(a), if later, on the business day on which the relevant Bond is surrendered as specified in Condition 8(a) (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder).

(e)                             Payments subject to fiscal laws

All payments in respect of the Bonds are subject in all cases to any applicable fiscal or other laws and regulations. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

(f)                                Delay in payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due (i) as a result of the due date not being a business day, (ii) if the Bondholder is late in surrendering the relevant Bond or (iii) if a cheque mailed in accordance with this Condition arrives after the date for payment.

(g)                            Business Days

In this Condition, “business day” means any day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business in New York City and, in the case of presentation or surrender of a Bond, in the place of the specified office of the Registrar or relevant Paying, Transfer and Conversion Agent, to whom the relevant Bond is presented or surrendered.

(h)                            Paying, Transfer and Conversion Agents, etc.

The initial Paying, Transfer and Conversion Agents and Registrar and their initial specified offices are listed below. The Issuer reserves the right under the Agency Agreement at any time, with the prior written approval of the Trustee (which approval shall not be unreasonably withheld or delayed having regard to the interests of Bondholders only), to vary or terminate the appointment of any Paying, Transfer and Conversion Agent or the Registrar and appoint additional or other Paying, Transfer and Conversion Agents, provided that it will (i) maintain a Principal Paying, Transfer and Conversion Agent and a Registrar, (ii) maintain Paying, Transfer and Conversion Agents having specified offices in at least two major European cities including, so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of that Stock Exchange so require, a Paying, Transfer and Conversion Agent having a specified office in Luxembourg, (iii) maintain a Paying, Transfer and Conversion Agent with a specified office in an EU Member State that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusion of the ECOFIN Council Meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with such Directive and (iv) maintain a Registrar with a specified office outside the United Kingdom. Notice of any change in the Paying, Transfer and Conversion Agents or the Registrar or their specified offices will promptly be given to the Bondholders in accordance with Condition 17.

(i)                               Fractions

When making payments to Bondholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit.

9                                      Taxation

All payments by or on behalf of the Issuer in respect of the Bonds shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Luxembourg or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event the Issuer shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Bondholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such Additional Amounts shall be payable in respect of any Bond:

(a)               to or on behalf of a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of his having some connection with Luxembourg other than the mere holding of the Bond; or

(b)              which is presented for payment (where presentation is required pursuant to these Conditions) more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on presenting such Bond for payment on the last day of such period of 30 days; or

(c)               where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(d)              by or on behalf of a Bondholder who would have been able to avoid such withholding or deduction by presenting the relevant Bond to another Paying, Transfer and Conversion Agent in a Member State of the European Union.

Any reference in these Conditions to principal, interest or any other amount payable in respect of the Bonds shall be deemed to include any Additional Amounts which may be payable under this Condition or any undertaking given in addition to or substitution for it under the Trust Deed.

This Condition 9 shall not apply in respect of any Bonds which are the subject of an election by the relevant Bondholder in accordance with Condition 7(d).

10                               Events of Default

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution of the Bondholders shall (subject in each case to being indemnified to its satisfaction), give notice to the Issuer that the Bonds are, and they shall accordingly thereby immediately become, due and repayable at their principal amount together with accrued interest if any of the following events (each an “Event of Default”) shall have occurred (unless such Event of Default has been remedied to the satisfaction of the Trustee), provided that in the case of paragraphs (c) and (d) the Trustee shall have certified that in its opinion such event is materially prejudicial to the interests of the Bondholders:

(a)               default is made in the payment of the principal of any Bond at its Maturity; or

(b)              default is made in the payment of any interest upon any Bond when it becomes due and payable, and continuance of such default for a period of 30 days; or

(c)               default is made in the performance of, or there is a breach of, any covenant, undertaking or warranty of the Issuer contained in the Indenture or in the terms and conditions of any agreement or indenture or instrument refinancing the 10% Senior Notes which default or breach is not in the opinion of the Trustee remedied within 60 days after notice of such default or breach shall have been given to the Issuer by the Trustee; or

(d)              default is made in the performance, or there is a breach, of any covenant, undertaking or warranty of the Issuer under the Bonds or the Trust Deed which default or breach is not in the opinion of the Trustee remedied within 60 days after notice of such default shall have been given to the Issuer by the Trustee; or

(e)               a default or defaults are made under any bond(s), debenture(s), note(s) or other evidence(s) of Debt by the Issuer or any Significant Restricted Group Member or under any mortgage(s), indenture(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced any Debt of such type by the Issuer or any Significant Restricted Group Member with a principal amount then outstanding, individually or in the aggregate, in excess of U.S.$25 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall constitute a failure to pay such Debt when due at the final maturity thereof, or shall have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; provided that, notwithstanding the foregoing, any default under the 2% Notes or the Mandatorily Exchangeable Notes, in each case, (i) arising out of the issue of the Mandatorily Exchangeable Notes, the entering into of the Securities Lending Agreement or the performance of the obligations thereunder and (ii) outstanding as at December 1, 2004, shall not constitute or give rise to a default or an Event of Default hereunder; or

(f)                 a final judgment or final judgments (not subject to appeal) for the payment of money are entered against the Issuer or any Significant Restricted Group Member in an aggregate amount in excess of U.S.$10 million by a court or courts of competent jurisdiction, which judgments remain undischarged or unstayed for a period (during which execution shall not be effectively stayed) of 45 days after the right to appeal all such judgments has expired; or

(g)              save in any case for the purposes of or pursuant to a Newco Scheme (in circumstances where, in accordance with these Conditions and the Trust Deed, Newco is substituted under the Bonds and the Trust Deed as principal obligor in place of the Issuer and such adjustments are made to these Conditions and the Trust Deed to ensure that the Bonds may be converted into ordinary shares in Newco mutatis mutandis in accordance with and subject to these Conditions and the Trust Deed), the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer or any Significant Restricted Group Member in an involuntary case or proceeding under any applicable U.S. Federal or State or, foreign, bankruptcy, insolvency, reorganisation or other similar law (including, without limitation, in relation to the Issuer, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally) or (B) a decree or order adjudging the Issuer or any Significant Restricted Group Member a bankrupt or insolvent, or approving as properly filed a petition seeking reorganisation, arrangement, adjustment or composition of or in respect of the Issuer or any Significant Restricted Group Member under any applicable U.S. Federal or State or, foreign, law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer (including, without limitation, in relation to the Issuer, any commissaire, juge-commissaire, liquidateur or curateur) or any Significant Restricted Group Member or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(h)              save in any case for the purposes of or pursuant to a Newco Scheme (in circumstances where, in accordance with these Conditions and the Trust Deed, Newco is substituted under the Bonds and the Trust Deed as principal obligor in place of the Issuer and such adjustments are made to these Conditions and the Trust Deed to ensure that the Bonds may be converted into ordinary shares in Newco mutatis mutandis in accordance with and subject to these Conditions and the Trust Deed), the commencement by the Issuer or any Significant Restricted Group Member of a voluntary case or proceeding under any applicable U.S. Federal or State or, foreign, bankruptcy, insolvency, reorganisation or other similar law (including, without limitation, in relation to the Issuer, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally) or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer, or any Significant Restricted Group Member in an involuntary case or proceeding under any applicable U.S. Federal or State or, foreign, bankruptcy, insolvency, reorganisation or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganisation or relief under any applicable Federal, State or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, or any Significant Restricted Group Member or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer (including, without limitation, in relation to the Issuer, any commissaire, juge-commissaire, liquidateur or curateur) or any Significant Restricted Group Member in furtherance of any such action.

11                               Undertakings

Whilst any Conversion Right remains exercisable, the Issuer will, save with the approval of an Extraordinary Resolution or with the prior written approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval:

(a)               issue, allot, register and deliver Ordinary Shares on exercise of Conversion Rights and procure the issue and delivery of SDRs in accordance with these Conditions and at all times keep available for issue, free from pre-emptive or other similar rights, out of its authorised but unissued share capital, such number of Ordinary Shares as would enable it to issue in full, such number of Ordinary Shares as are required to be issued on exercise of Conversion Rights and all other rights of subscription and exchange for and conversion into Ordinary Shares;

(b)              not issue or pay up any Securities, in either case by way of capitalisation of profits or reserves, other than:

(i)                   by the issue of fully paid Ordinary Shares to Shareholders and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive Ordinary Shares; or

(ii)                by the issue of Ordinary Shares paid up in full (in accordance with applicable law) and issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a cash dividend; or

(iii)             by the issue of fully paid equity share capital (other than Ordinary Shares) to the holders of equity share capital of the same class and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive equity share capital (other than Ordinary Shares); or

(iv)            by the issue of any equity share capital to, or for the benefit of, any employee or former employee, director or executive holding or formerly holding executive office whether of the Issuer or any of its Subsidiaries or any associated company or to trustees or nominees to be held for the benefit of any such person, in any such case pursuant to an employee, director or executive share or option scheme whether for all employees, directors, or executives or any one or more of them, unless, in any such case, the same constitutes a Dividend or otherwise gives rise (or would, but for the provisions of Condition 6(f) relating to the carry forward of adjustments, give rise) to an adjustment to the Conversion Price; or

(c)               not modify the rights attaching to the Ordinary Shares with respect to voting, dividends or liquidation nor issue any other class of equity share capital carrying any rights which are more favourable than the rights attaching to the Ordinary Shares but so that nothing in this Condition 11(c) shall prevent:

(i)                   any consolidation, reclassification or subdivision of the Ordinary Shares; or

(ii)                any modification of such rights which is not, in the opinion of an independent investment bank of international repute selected by the Issuer (acting as an expert), approved in writing by the Trustee, materially prejudicial to the interests of the holders of the Bonds; or

(iii)             any issue of equity share capital where the issue of such equity share capital results, or would, but for the provisions of Condition 6(f) relating to the carry forward of adjustments or the fact that the consideration per Ordinary Share receivable therefore is at least 95 per cent. of the Current Market Price per Ordinary Share, otherwise result, in an adjustment to the Conversion Price; or

(iv)            any issue of equity share capital or modification of rights attaching to the Ordinary Shares where prior thereto the Issuer shall have instructed an Independent Financial Adviser to determine what (if any) adjustments should be made to the Conversion Price as being fair and reasonable to take account thereof and such Independent Financial Adviser shall have determined either that no adjustment is required or that an adjustment resulting in an increase in the Conversion Price is required and, if so, the new Conversion Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly);

(d)              procure that no Securities (whether issued by the Issuer or any Subsidiary of the Issuer or procured by the Issuer or any Subsidiary of the Issuer to be issued or issued by any other person pursuant to any arrangement with the Issuer or any Subsidiary of the Issuer) issued without rights to convert into, or exchange or subscribe for, Ordinary Shares shall subsequently be granted such rights exercisable at a consideration per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share at the close of business on the last dealing day preceding the date of the first public announcement of the proposed inclusion of such rights unless the same gives rise (or would, but for the provisions of Condition 6(f) relating to the carry forward of adjustments, give rise) to an adjustment to the Conversion Price and that at no time shall there be in issue Ordinary Shares of differing nominal values, save where such Ordinary Shares have the same economic rights;

(e)               not make any issue, grant or distribution or any other action taken if the effect thereof would be that, on the exercise of Conversion Rights, Ordinary Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(f)                 not reduce its issued share capital, or any uncalled liability in respect thereof, or any non-distributable reserves, except:

(i)                   pursuant to the terms of issue of the relevant share capital; or

(ii)                by means of a purchase or redemption of share capital of the Issuer to the extent permitted by applicable law; or

(iii)             by way of transfer to reserves as permitted under applicable law; or

(iv)            where the reduction is permitted by applicable law and the Trustee is advised by an Independent Financial Adviser, acting as expert, that the interests of the Bondholders will not be materially prejudiced by such reduction; or

(v)               where the reduction is permitted by applicable law and results in (or would, but for the provisions of Condition 6(f) relating to the carry forward of adjustments, result in) an adjustment to the Conversion Price, provided that, without prejudice to the other provisions of these Conditions, the Issuer may exercise such rights as it may from time to time enjoy pursuant to applicable law to purchase its Ordinary Shares and any depositary or other receipts or certificates representing Ordinary Shares without the consent of Bondholders;

(g)              if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) Shareholders other than the offeror and/or any associate or affiliate of the offeror) to acquire the whole or any part of the issued ordinary share capital of the Issuer, or if any person proposes a scheme with regard to such acquisition, give notice of such offer or scheme to the Bondholders at the same time as any notice thereof is sent to the Issuer’s Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying, Transfer and Conversion Agents and, where such an offer or scheme has been recommended by the Board of Directors of the Issuer, or where such an offer has become or been declared unconditional in all respects, use all reasonable endeavours to procure that a like offer or scheme is extended to the holders of any Ordinary Shares issued during the period of the offer or scheme arising out of the exercise of the Conversion Rights by the Bondholders;

(h)              use all reasonable endeavours to ensure that the Ordinary Shares issued upon exercise of Conversion Rights will be granted, as soon as is practicable, official quotation by the Relevant Exchange and will be listed, quoted or dealt in, as soon as is practicable, on any other stock exchange or securities market on which the Ordinary Shares may then be listed or quoted or dealt in, and that the SDRs issued upon exercise of Conversion Rights will be admitted to listing on the Stockholm Stock Exchange;

(i)                  procure that it shall not become domiciled or resident in or subject generally to the taxing authority of any jurisdiction (other than Luxembourg) unless the Issuer would not thereafter be required pursuant to then current laws and regulations to withhold or deduct for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of such jurisdiction or any political subdivision thereof or therein having power to tax in respect of any payment on or in respect of the Bonds; and

(j)                  in the event of a Newco Scheme, the Issuer shall take (or shall procure that there is taken) all necessary action to ensure that (to the satisfaction of the Trustee) immediately upon completion of the scheme of arrangement, at its option, either (a) Newco is substituted under the Bonds and the Trust Deed as principal debtor in place of the Issuer or Newco becomes a guarantor under the Bonds and the Trust Deed and, in either case, that such other adjustments are made to these Conditions and the Trust Deed to ensure that the Bonds may be converted into or exchanged for ordinary shares and/or depositary receipts of Newco mutatis mutandis in accordance with and subject to these Conditions and the Trust Deed; or (b) such amendments are made to these Conditions and the Trust Deed as are necessary, in the opinion of the Trustee, to ensure that the Bonds may be converted into or exchanged for ordinary shares and/or depositary receipts in Newco mutatis mutandis in accordance with and subject to these Conditions and the Trust Deed.

12                               Prescription

Claims against the Issuer for payment in respect of the Bonds shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of such payment and thereafter any principal, interest or other sums payable in respect of such Bonds shall be forfeited and revert to the Issuer, as the case may be.

Claims in respect of any other amounts payable in respect of the Bonds shall become void unless made within 10 years following the due date for payment thereof.

13                               Replacement of Bonds

If any Bond is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Paying, Transfer and Conversion Agent in Luxembourg for the time being subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Issuer may require. Mutilated or defaced Bonds must be surrendered before replacements will be issued.

14                               Meetings of Bondholders, Modification and Waiver, Substitution

(a)                            Meetings of Bondholders

The Trust Deed contains provisions for convening meetings of Bondholders to consider matters affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by the Issuer or the Trustee and shall be convened by the Issuer if requested in writing by Bondholders holding not less than 10 per cent. in principal amount of the Bonds for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more persons holding or representing a clear majority in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the maturity of the Bonds or the dates on which interest is payable in respect of the Bonds, (ii) to reduce or cancel the principal amount, or interest on, the Bonds, (iii) to increase the Conversion Price other than in accordance with these Conditions, (iv) to change the currency of any payment in respect of the Bonds, (v) to modify or vary the Conversion Rights in respect of the Bonds, or (vi) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be one or more persons holding or representing not less than three-quarters, or at any adjourned meeting not less than one-half, in principal amount of the Bonds for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Bondholders (whether or not they were present at the meeting at which such resolution was passed).

In addition, a resolution in writing signed by or on behalf of the holder or holders of not less than 90 per cent. of the aggregate principal amount of the Bonds for the time being outstanding shall take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more holders of the Bonds.

For the avoidance of doubt, the provisions of Article 86 to 94-8 of the Luxembourg law of August 10, 1915 concerning commercial companies, as amended, shall not apply in respect of the Bonds.

(b)                            Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest error or any mistake or error which is proved to the Trustee’s satisfaction to be such or to comply with mandatory provisions of law, and (ii) any other modification to the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bond or these Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. The Trustee may, without the consent of the Bondholders, determine any Event of Default or a Potential Event of Default (as defined in the Trust Deed) should not be treated as such, provided that in the opinion of the Trustee, the interests of Bondholders will not be materially prejudiced thereby. Any such modification, authorisation or waiver shall be binding on the Bondholders and, if the Trustee so requires, such modification shall be notified to the Bondholders promptly in accordance with Condition 17.

(c)                             Substitution

The Trustee may, without the consent of the Bondholders, agree with the Issuer (i) to the substitution in place of the Issuer (or of any previous substitute or substitutes under this Condition) as the principal debtor under the Bonds and the Trust Deed of any Subsidiary of the Issuer subject to (a) the Bonds being unconditionally and irrevocably guaranteed by the Issuer, (b) the Bonds continuing to be convertible or exchangeable into Ordinary Shares in the form of Ordinary Shares and/or SDRs as provided in these Conditions mutatis mutandis as provided in these Conditions, with such amendments as the Trustee shall consider appropriate or (ii) to the substitution of Newco as provided in Condition 11(j), provided that in the case of (i) or (ii), (x) the Trustee is satisfied that the interests of the Bondholders will not be materially prejudiced by the substitution, and (y) certain other conditions set out in the Trust Deed are complied with. In the case of such a substitution the Trustee may agree, without the consent of the Bondholders, to a change of the law governing the Bonds and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders. Any such substitution shall be binding on the Bondholders and shall be notified promptly to the Bondholders in accordance with Condition 17.

For the purposes of Luxembourg law and this Condition 14(c), it is agreed that by subscribing to, acquiring or otherwise purchasing the Bonds, the Bondholders are expressly deemed to have consented to any such substitution of the Issuer by Newco pursuant to this Condition 14(c) and to any release of the Issuer from its obligations in respect of the Bonds and the Trust Deed and are expressly deemed to have accepted such substitution and the consequences thereof.

(d)                            Entitlement of the Trustee

In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Bondholders as a class and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers or discretions for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders.

15                               Enforcement

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed and the Bonds, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed or the Bonds unless (i) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding, and (ii) it shall have been indemnified to its satisfaction. No Bondholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

16                               The Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including relieving it from taking proceedings unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit. The Trustee may rely without liability to Bondholders on a report, confirmation or certificate of any accountants, financial advisers or investment bank, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee shall be obliged to accept and be entitled to rely on any such report, confirmation or certificate where the Issuer procures delivery of the same pursuant to its obligation to do so under a condition hereof and such report, confirmation or certificate shall be binding on the Issuer, the Trustee and the Bondholders in the absence of manifest error or any mistake or error which is proved to the Trustee’s satisfaction to be such.

17                               Notices

Notices to Bondholders shall be valid if published in a daily newspaper of general circulation in London (which is expected to be the Financial Times) and so long as the Bonds are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort). If in the opinion of the Trustee any such publication is not practicable, notice shall be validly given if published in another leading daily English language newspaper with general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made, as provided above.

18                               Further Issues

The Issuer may from time to time without the consent of the Bondholders create and issue further notes, bonds or debentures either having the same terms and conditions in all respects as the outstanding notes, bonds or debentures of any series (including the Bonds) or in all respects except for the first payment of interest on them and so that such further issue shall be consolidated and form a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) or upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may determine at the time of their issue. Any further notes, bonds or debentures forming a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other notes, bonds or debentures may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of notes, bonds or debentures of other series in certain circumstances where the Trustee so decides.

19                               Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

20                               Governing Law and Jurisdiction

(a)                            Governing Law

The Trust Deed, the Agency Agreement and the Bonds are governed by, and shall be construed in accordance with, English law.

(b)                            Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed or the Bonds and accordingly any legal action or proceedings arising out of or in connection with the Trust Deed or the Bonds (“Proceedings”) may be brought in such courts. The Issuer has in the Trust Deed irrevocably submitted to the jurisdiction of such courts and has waived any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of the Trustee and each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

(c)                             Agent for Service of Process

The Issuer has irrevocably appointed Metro International UK Limited at 3rd Floor, Interpark House, 7 Down Street, London W1J 7AJ as its agent in England to receive service of process in any Proceedings in England. Nothing herein or in the Trust Deed shall affect the right to serve process in any other manner permitted by law.

SIGNED as a DEED by MILLICOM INTERNATIONAL CELLULAR S.A. in the presence of:

MARC BEULS	BRUNO NIEUWLAND

SIGNED as a DEED by THE BANK OF NEW YORK in the presence of:
DANIEL WYNNE	VICE PRESIDENT

PAUL PEREIRA	AVP

Table of Contents

Contents

1	Interpretation

2	Amount of the Bonds and Covenant to Pay

3	Form of Bonds

4	Tax

5	Further Issues

6	Application of Moneys received by the Trustee

7	Covenant to Comply with Provisions

8	Conversion

9	Covenants

10	Remuneration and Indemnification of the Trustee

11	Provisions Supplemental to The Trustee Act 1925 and the Trustee Act 2000

12	Trustee liable for negligence

13	Waiver and Proof of Default

14	Trustee not precluded from entering into Contracts

15	Modification and Substitution

16	Appointment, Retirement and Removal of the Trustee

17	Currency Indemnity

18	Communications

19	Purchase or Redemption by the Issuer of its own Shares

20	Governing Law and Jurisdiction

21	Counterparts

22	Contracts (Rights of Third Parties) Act 1999

Schedule 1 Form of Definitive Original Bonds

i

Schedule 2 Form of Original Global Bond

Schedule 3 Provisions for meetings of Bondholders

Schedule 4 Terms and Conditions of the Bonds

ii